Exhibit 4.1

OPERATING AGREEMENT

OF

MESQUITE GAMING, LLC

A Nevada Limited-liability Company

ARTICLE IV
CAPITAL ACCOUNTS AND
ALLOCATION OF PROFITS AND LOSSES

4.1.	Establishment of Capital Accounts	18
4.2.	General Allocation Provisions	19
4.3.	Special Allocations (intentionally omitted)	19
4.4.	Allocation with Respect to Certain Company Properties	19
4.5.	Allocations in the Event of Assignment	19

ARTICLE V
DISTRIBUTIONS

5.1.	Retention of Cash and Maintenance of Reserves	19
5.2.	Distributions of Tax Cash	20
5.3.	Regular Quarterly Distributions	20
5.4.	Other Distributions	20
5.5.	Final Distributions	20
5.6.	Nature of Distributions	20
5.7.	Limitations on Distributions	21

ARTICLE VI
MEMBER RESIGNATION, WITHDRAWAL, RETIREMENT OR EXPULSION;
COMPANY DISSOLUTION

6.1.	Member Resignation, Withdrawal or Retirement	21
6.2.	Consequences of Certain Events	21
6.3.	Events Requiring Dissolution	22
6.4.	Winding Up	23
6.5.	Distribution of Assets after Dissolution	23
6.6.	No Deficit Restoration Obligation	24
6.7.	Articles of Dissolution	24

ARTICLE VII
ASSIGNMENTS AND TRANSFERS

7.1.	Gaming Restrictions on Assignments and Transfers	24
7.2.	Consequences of Assignment	24
7.3.	Rights upon Death, Incompetency or Dissolution	25
7.4.	Rights of First Refusal	26
7.5.	Security Assignments	29
7.6.	Limitations on Assignment	29
7.7.	Assignment, Substitution and Admission Requirements and Other Documentation	29
7.8.	Assignment Timing	30
7.9.	Costs of Assignment	30
7.10.	Rights not to the Exclusion of Other Rights in this Agreement	30
7.11.	Basis Elections	30
7.12.	Charging Orders and Foreclosures	31
7.13.	Warrant Rights of First Refusal	31

ARTICLE VIII
PURCHASE OPTIONS

8.1.	Gaming Restrictions on Purchase Rights	33
8.2.	Establishment of Purchase Rights	33
8.3.	Purchase Rights of Member Group	34
8.4.	Purchase Rights of Other Unaffected Class A Members	35
8.5.	Purchase Prices	35
8.6.	Payment of Purchase Price	37
8.7.	Exercising Options and Making Elections	37
8.8.	Conditions Precedent to Payment of Purchase Price	37
8.9.	Tender of Payment	38
8.10.	Acquisition Documentation	39
8.11.	Precedence and Waiver	39
8.12.	Payment of Expenses	39

ARTICLE IX
ACCOUNTING METHOD, BANK ACCOUNTS AND TAX ELECTIONS

9.1.	Accounting Method	39
9.2.	Bank Accounts	39
9.3.	Tax Elections	39

ARTICLE X
MISCELLANEOUS

10.1.	Licensing, Regulatory Approvals and Court Approvals	39
10.2.	Other Activities of Members	40
10.3.	Notices	40
10.4.	Waiver of Action for Partition	41
10.5.	Further Assurances	41
10.6.	Agreement in Counterparts	41
10.7.	Captions	41
10.8.	Creditor Rights	41
10.9.	Governing Law and Successors	41
10.10.	Survival of Representations, Warranties and Agreements	41
10.11.	Use of Pronouns; Singular and Plural; “Parties”	41
10.12.	Waiver of Inconsistent Rights and Partial Validity	41
10.13.	Time of the Essence	42
10.14.	Supersession	42
10.15.	Amendment of Articles or Operating Agreement	42
10.16.	Remedies Cumulative	42
10.17.	Construction, Business Days and Waivers	42
10.18.	Attorneys’ Fees and Jurisdiction	42
10.19.	Specific Performance	43

Exhibit “A”	Definitions
Exhibit “B”	Members, Member Units, Membership Percentages and Initial Capital Contributions
Exhibit “C”	Warrants Certificate
Exhibit “D”	Capital Account and Allocation Provisions
Exhibit “E”	Recognition and Attornment Agreement
Exhibit “F”	Promissory Note

OPERATING AGREEMENT

OF

MESQUITE GAMING, LLC

A Nevada Limited-liability Company

THIS OPERATING AGREEMENT (hereinafter referred to as this “Agreement”) is dated July 1, 2011 for purposes of reference only, to be effective as set forth in Section 1.1, and is made and entered into by and between the parties executing this Agreement as Members. The term “Members” as used in this Agreement refers to all members of the limited-liability company, including the foregoing parties, their substituted members and any additional members hereafter admitted to the Company. It is the intent of the Members that the Company shall always be operated in a manner consistent with its treatment as a “partnership” for federal and state tax purposes, but that the Company shall never be operated or treated as a “partnership” for purposes of Section 303 of the Bankruptcy Code. Unless otherwise specifically stated in this Agreement, capitalized terms shall have the meanings set forth in Exhibit “A” attached hereto and by this reference incorporated into this Agreement.

THE COMPANY SHALL AT ALL TIMES BE SUBJECT TO AND GOVERNED BY THE NEVADA GAMING CONTROL ACT (“GAMING ACT”) AND BY THE NEVADA GAMING COMMISSION (“COMMISSION”) AND NEVADA GAMING CONTROL BOARD (“BOARD”) REGULATIONS (“GAMING REGULATIONS”), THE PROVISIONS OF WHICH SHALL TAKE PRECEDENCE AND PRIORITY OVER THE PROVISIONS OF THIS AGREEMENT. IN THE EVENT OF CONFLICT BETWEEN A PROVISION OF THE GAMING ACT OR THE GAMING REGULATIONS AND ANY PROVISION OF THIS AGREEMENT, THE PROVISIONS OF THE GAMING ACT OR GAMING REGULATIONS SHALL CONTROL.

W I T N E S S E T H:

ARTICLE I

FORMATION, NAME, PURPOSES, OFFICES AND REGISTERED AGENT

1.1. Formation and Name. The parties hereto have formed and created a limited-liability company (hereinafter referred to as the “Company”) pursuant to the provisions of Chapter 86 of Nevada Revised Statutes (“Act”). The name of the Company is Mesquite Gaming, LLC. The Company may operate under such other or additional names and designations as the Managers may, from time to time, determine.

The Company is being organized as successor to Black Gaming, LLC, a Nevada limited-liability company, and this Agreement is being executed as contemplated in and pursuant to the Plan. The capitalization of the Company shall occur upon the Substantial Consummation Date, conditioned upon fulfillment of all conditions to the occurrence of the Substantial Consummation Date, including, but not limited to, the Company having received a License as a result of the approval thereof by the Commission and other gaming and liquor licenses as a result of the approval of the City of Mesquite, Nevada City Council (“Council”). This Agreement shall be and become effective upon, but only upon, occurrence of the Substantial Consummation Date, at which time the Subsidiaries shall have become subsidiaries of the Company.

1.2. Purposes. The character and general nature of the business to be conducted by the Company are to operate, manage and conduct gaming through its Subsidiaries in gaming casinos on or within the premises known as Virgin River Hotel Casino & Bingo, Casablanca Resort & Casino and Oasis Hotel, Casino, Spa and Golf, all of which are located in Mesquite, Nevada. In addition to the foregoing, the Company is organized for any and all lawful purposes excluding insurance; to engage in any and all activities related or incidental thereto; and to form and/or invest in such joint ventures, corporations, limited-liability companies, general and limited partnerships and other entities as the Managers may, from time to time, determine to be in the best interest of the Company.

1.3. Company Offices and Registered Agent. The principal office of the Company shall be located in Clark County, Nevada. The initial principal office of the Company (which shall be subject to change, from time to time, at the election of the Managers, without the necessity of amending this Agreement), shall be Executive Offices, CasaBlanca Hotel and Casino, 950 West Mesquite Boulevard, Mesquite, Nevada 89027, with facsimile number (702) 346-6862. The Company shall maintain an office on each premise for which it holds a gaming license. The Company may maintain such other offices in Nevada or elsewhere as the Managers deem advisable.

The name and street address of the registered agent of the Company, the mailing address of the registered agent and the address of the registered office of the Company shall be as follows:

K. MICHAEL LEAVITT

601 East Bridger Avenue

Las Vegas, Nevada 89101

[Facsimile No.: (702) 382-2892].

The registered agent of the Company, the street address and/or mailing address of the registered agent of the Company and the address of the registered office of the Company shall be subject to change, from time to time, at the election of the Managers, without the necessity of amending this Agreement.

1.4. Tax Matters “Partner”. The Member who shall serve as the “tax matters partner” of the Company as contemplated in Code Section 6231(a)(7) shall be Anthony Toti. Should that party cease being a Member or otherwise cease to qualify as a “tax matters partner” pursuant to Code Section 6231 (a)(7) and applicable Regulations, the Managers shall designate another Member to serve as “tax matters partner”, and this Agreement need not be amended in order for such designated Member to commence and continue its status as the “tax matters partner”. The tax matters partner shall cause to be delivered to each party who is a Member at any time during any affected Tax Year, prompt notice of the commencement by the Internal Revenue Service of any audit of the Company’s federal income tax return. Each Member shall cooperate with the tax matters partner and perform such acts and refrain from performing such acts as may be reasonably required by the Managers in connection with any such audit.

1.5. Company Records. The Company shall keep the following records at its principal office:

(a) A current ledger listing the full name and last known business address of all Managers and Members, both Class A Members and Class B Members, separately identifying the Members in alphabetical order (noting whether they are Class A Members or Class B Members) and the Managers in alphabetical order;

(b) A current ledger listing the full name and last known business address of the holders of any other ownership interests in the Company and the holders of the Warrants, identifying all such holders in alphabetical order;

(c) A copy of the filed Articles and all amendments thereto, together with signed copies of any powers of attorney pursuant to which any record has been signed;

(d) Copies of any then-effective Operating Agreement of the Company.

All of the foregoing records shall be available for inspection by the Board, Commission and their authorized agents, at all reasonable times without notice.

Each Manager shall be entitled to examine the records listed in the foregoing provisions of this Section from time to time during business hours for a purpose reasonably related to the Manager’s rights, power and duties as Manager. To make such examination, the Manager shall provide written notice of such examination at two (2) Business Days prior to the requested date of examination, stating the purpose of the examination and directed to the attention of the Chief Executive Officer of the Company at the Company’s principal place of business, with a copy of the notice to be sent to the registered agent of the Company at the registered office of the Company. The notice must be accompanied by an affidavit, duly executed by the Manager, that the examination is not desired for a purpose which is in the interest of a business or object other than the business of the Company.

Each Member, whether a Class A Member or a Class B Member, shall be entitled to obtain copies of the records listed in the foregoing provisions of this Section from time to time for a purpose reasonably related to the interest of the Member as a Member of the Company. To obtain such copies, the Member shall provide written request, stating the purpose of the request, and directed to the attention of the Chief Executive Officer of the Company at the Company’s principal place of business, with a copy of the request to the registered agent of the Company at the registered office of the Company. The request must be accompanied by an affidavit, duly executed by the Member, that the copies are not desired for a purpose which is in the interest of a business or object other than the business of the Company. The Company shall furnish the requested copies, at the cost and expense of the requesting party, within five (5) Business Days of receipt of the notice and affidavit.

If an attorney or other agent of a Manager or Member seeks to exercise the rights of a Manager or Member set forth in this Section, the request must be accompanied by a power of attorney signed by the Manager or Member authorizing the attorney or other agent to exercise such rights on behalf of the Manager or Member. Except as expressly set forth in this Section, no Manager or Member shall have the right to obtain or examine any documents, returns or records of the Company except as authorized by the vote or written consent of the Managers.

ARTICLE II

NAMES, ADDRESSES, CONTRIBUTIONS AND MEMBERSHIP PERCENTAGES

OF MEMBERS; WARRANTS

2.1. Members Subject to Gaming Act. Every Member and transferee of a Member’s interest in the Company must be individually registered, licensed or found suitable according to the provisions of the Gaming Act. If, at any time, the Commission finds that a Member is unsuitable or otherwise disqualified to hold an interest in the Company, the Company shall, within ten (10) days after it receives notice of such finding from the Commission, return to the Member, in cash, in full and complete satisfaction of all rights and interests of the Member in the Company, the amount of the Member’s capital account as reflected on the books of the Company, at which time the Member shall surrender to the Company all certificates evidencing and representing the Member’s interest of the Member. Except as provided in the preceding sentence, beginning on the date the Commission serves notice of the determination on the Company, the Member shall cease being a Member of the Company for any purposes and shall not be entitled to do any of the following:

(a) Receive any share of the distribution of profits of the Company or any payments upon dissolution of the Company;

(b) Exercise any voting right conferred by the Member’s interest in the Company;

(c) Participate in the management of the Company;

(d) Receive any remuneration in any form from the Company, for services rendered or otherwise.

2.2. Member Classes. The Company may have two (2) classes of Members, Class A Members and Class B Members. Class A Members have all rights available to Members under the provisions of the Articles, this Agreement and, subject to such limitations and restrictions as may be set forth in the Articles and/or this Agreement, the Act, including, but not limited to, all voting rights available to Members. The rights of Class B Members with respect to their Member’s interests are limited to the right to receive a share of Company profits or other compensation by way of income, an allocation of Company profit, gain, loss, deduction and credit, and a return of contribution to the extent of the Member’s interest. Class B Members have no right to (i) vote or otherwise participate in the management of the business and affairs of the Company, (ii) require any information or account of Company transactions or (iii) exercise any options, including purchase options given and granted in this Agreement. The Class B Units of Class B Members and the Membership Percentages related to Class B Units shall be ignored and shall not be considered or computed in exercising options, performing acts, calling meetings, establishing a quorum, executing documents, giving consents, casting votes, exercising discretion or making designations. Class B Units shall be issued by the Company only incident to the exercise of the Warrants as provided in Section 2.4. The Company shall issue no other nonvoting equity securities.

2.3. Member Information. The names, business addresses, initial capital contributions, initial Units and initial Membership Percentages of the Members are set forth in Exhibit “B” attached hereto and by this reference incorporated into this Agreement. As noted in Section 1.1, the initial contributions of the Members and the capitalization of the Company are contingent upon the occurrence of the Substantial Consummation Date following fulfillment of all conditions to the occurrence of the Substantial Consummation Date.

2.4. Warrants. Upon the occurrence of the Substantial Completion Date, the Company shall issue the registered Warrants to the Warrant Holders for the acquisition of FIVE HUNDRED TWENTY-SIX AND 3158/10,000 (526.3158) Class B Units and shall deliver them to such party or parties as are entitled thereto under the Plan, subject to their having received any required approval therefor from the Board Chairman or the Commission; provided, however, that if, immediately prior to issuance of Class B Units pursuant to the Warrants, the Company has more than or fewer than Ten Thousand (10,000) total Units issued and outstanding as a result of one or more Non-economic Unit Number Modifications, then the 526.3158 number of Class B Units shall be modified (whether increased or decreased) to equal one-nineteenth (1/19) of the number of issued and outstanding Units following, and resulting from, such Non-economic Unit Number Modifications, and, as a result, the number of Class B Units issued upon exercise of a Warrant by a Warrant Holder shall likewise be modified (whether increased or decreased) in the same proportion; further provided, that the 526.3158 number shall not be modified (and the number of Class B Units issued upon exercise of a Warrant by a Warrant Holder shall likewise not be modified) as a result of any changes in the number of issued and outstanding Units that do not result from Non-economic Unit Number Modifications, including, but not limited to, changes resulting from, or in consideration of, capital contributions or other asset transfers to the Company, Company mergers, consolidations, capitalizations or reorganizations, or transactions pursuant to which and through which either the identity or number of Members changes. The Warrants shall be evidenced and represented by certificates in the form of Exhibit “C” attached hereto and by this reference incorporated into this Agreement. A Warrant Holder shall not be deemed to be a Member of the Company for purposes of this Agreement unless and until the Warrant Holder exercises its Warrant and becomes a Class B Member, after having fulfilled all conditions and received all required approvals to do so.

Any purported sale, assignment, transfer, pledge or other disposition of a Warrant is void unless administratively approved in advance by Gaming Authorities. Any purported exercise of a Warrant is void unless approved in advance by the Commission.

2.5. Member’s Interest Certificates. All Member’s interests in the Company shall consist of Class A Units or Class B Units and shall be evidenced and represented by certificates setting forth and certifying the class and number of Units owned by the Members. The certificates shall be in forms prescribed by the Managers and shall be signed by the Chief Executive Officer and the Secretary (or an Assistant Secretary). The Managers may appoint a transfer agent and a registrar of transfers and may require all Member’s interest certificates to bear the signature of such transfer agent and such registrar of transfer. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers or agents, the transfer agent or transfer clerk or the registrar of the Company may be printed or lithographed upon the certificate in lieu of actual signatures. If the Company uses facsimile signatures of its officers and agents, it shall not act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any certificates in both capacities. A certificate bearing the signature of an officer or the facsimile signature of an officer who ceases to hold office before the certificate is delivered shall nonetheless be adopted by the Company and be issued and delivered as though the former officer had not ceased to be an officer.

All certificates of the same class of Member’s interest shall be consecutively numbered. The name of the Member owning the Units represented thereby with the number of such Units and the date of issue shall be entered on the Company’s records. The provisions of Section 2.1 as it relates to Class B Units shall be summarized on the face or back of each certificate for Class B Units that the Company issues. Certificates evidencing Member’s interests issued by the Company shall contain such legend or legends as may from time to time be required by the Gaming Act, the other laws of the State of Nevada and/or any applicable Regulations then in effect.

Upon surrender to the Company or the transfer agent of the Company of a Member’s interest certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall, if it is satisfied that all provisions of the laws and regulations applicable to the Company regarding transfer and ownership of Member’s interests and all conditions to transfer set forth in the Gaming Act, the Regulations, the Articles and/or this Agreement have been complied with, issue a new certificate to the party entitled thereto, cancel the old certificate and record the transaction upon its books and records.

The Managers shall have power and authority to make all rules and regulations not inconsistent herewith as they may deem expedient concerning the issue, transfer and registration of certificates for Member’s interests in the Company.

Any person or persons applying for a certificate in lieu of one alleged to have been lost or destroyed shall make written affidavit of the fact and shall deposit the affidavit with the Company. The Managers may, but need not, require such person or persons to give reasonable bond or written indemnity to the Company, indemnifying the Company against any damage, loss or inconvenience to the Company which may arise in consequence of a new or duplicate certificate being issued in lieu of the one lost or missing, and the Managers may cause to be issued to such person or persons a new certificate or a duplicate of the certificate so lost or destroyed. The Managers may, in their discretion, refuse to issue such new or duplicate certificate save upon the order of some court having jurisdiction in such matter, anything in this Agreement to the contrary notwithstanding.

Except as otherwise provided by the laws of the State of Nevada, the Company shall be entitled to treat the holder of record of any Member’s interest as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Member’s interest on the part of any other person, whether or not the Company shall have express or other notice thereof.

2.6. Additional Contributions and Member Liability. Following initial capitalization of the Company and making the initial capital contributions as set forth in Exhibit “B”, no Member shall be required to make additional contributions to the Company or be otherwise liable to the Company; provided, however, that Members shall be required to reimburse the Company pursuant to Sections 7.9, 8.12 and 10.1 for certain expenses incurred by the Company; further provided, that Members may be liable under the Act to the Company for certain distributions as noted in Section 5.7. No Member shall be liable for the debts or liabilities of the Company.

2.7. Interest on Contributions and Member Loans. A Member, who in aid of the Company makes any loan, payment or advance in excess of the amount that the Member is obligated to make as set forth in Exhibit “B”, shall be paid interest quarterly on the excess contribution from the date of payment or advance at the Interest Rate. Interest paid pursuant to the provisions of this Section shall be deducted from Company income, like any other expense, in determining the net profit or loss to the Members in accordance with Article IV. Except as provided in this Section, no Member shall be entitled to receive interest on contributions to the Company.

ARTICLE III

MANAGEMENT OF THE COMPANY

3.1. Management by Managers. Subject to the subsequent provisions of this Section 3.1, the Company shall be managed by five (5) Managers chosen by Class A Members annually at the annual meeting of Members. Three (3) of the Managers shall be chosen by Class A Members in the Black Member Group. Two (2) of the Managers shall be chosen by Class A Members in the Newport Member Group. Notwithstanding the foregoing, the Members of a Member Group may affirmatively elect to leave one or more of the Manager positions to be filled by that Member Group vacant for a fixed or indefinite period of time, until the Members of that Member Group elect a Manager to fill that vacant position. Any such vacant Manager position is herein referred to as an “Open Seat”. Managers shall hold office until the next occurring annual meeting of Members or until their successors are elected and qualify, whichever is longer. The Managers to be chosen by a particular Member Group shall be elected by a single vote for a slate of nominees who are nominated by Class A Members in that Member Group, with the persons receiving the greatest number of votes, whether by majority or plurality, to be elected as the

Managers of the Company for that Member Group for the ensuing year. Each Class A Member shall be entitled to as many votes for Managers as equal (i) the number of Eligible Units held by that Class A Member multiplied by (ii) the number of Managers to be chosen by that Class A Member’s Member Group, and a Class A Member may cast all of its votes for a single Manager or may distribute them among as many of them as the Class A Member sees fit. The names and business addresses of the Managers who are to serve until the first annual meeting of Members or until their successors are elected and qualify are as follows:

MANAGERS CHOSEN BY BLACK MEMBER GROUP MEMBERS

KATHERINE ANN BANUELO	6767 West Rome Boulevard Las Vegas, Nevada 89131 [Facsimile No.: (702) 797-8001]

ANTHONY TOTI	950 West Mesquite Boulevard Mesquite, Nevada 89027 [Facsimile No.: (702) 346-6862]

ROBERT R. BLACK, SR.	950 West Mesquite Boulevard Mesquite, Nevada 89027 [Facsimile No.: (702) 346-6862]

MANAGERS CHOSEN BY NEWPORT MEMBER GROUP MEMBERS

TIMOTHY T. JANSZEN	21 Waterway Avenue, Suite 150 The Woodlands, Texas 77381 [Facsimile No.: (713) 559-7499]

RYAN L. LANGDON	21 Waterway Avenue, Suite 150 The Woodlands, Texas 77381 [Facsimile No.: (713) 559-7499]

Any Manager found unsuitable to be a Manager by the Commission or whose License is revoked by the Commission shall cease being a Manager at the time of such finding or termination. Managers may otherwise be removed from office only for fraud or wilful misconduct, and then only upon the vote or written consent of Class A Members holding Eligible Units totaling at least two-thirds (2/3) of the total number of Eligible Units then held by all Class A Members. When any vacancy occurs among Managers by reason of death, resignation, removal, retirement, disqualification or other cause, unless the vacancy is an Open Seat, the remaining Managers elected by the Class A Members in the same Member Group that elected the Manager whose position is vacant, by the affirmative vote of a majority thereof, shall appoint a Manager to hold office until his successor shall have been elected and qualified. If a majority of those remaining Managers are unable to agree upon the appointment of the replacement Manager, or if there is no such remaining Manager or Managers, then unless the vacancy is an Open Seat, Class A Members in the applicable Member Group holding a majority of the Eligible Units held by those Class A Members shall be entitled to appoint a Manager to fill the vacancy until his successor shall have been elected and qualified. If Class A Members in the applicable Member Group holding a majority of Eligible Units are unable to agree upon the appointment, or if there are no Eligible Members in the applicable Member Group, then unless the vacancy is an Open Seat, all remaining Managers, by the affirmative vote of a majority thereof, shall appoint a Manager to hold office until his successor shall have been elected and qualified. If a majority of all remaining Managers are unable to agree upon the appointment, then unless the vacancy is an Open Seat, Class A Members holding a majority of all Eligible Units shall be entitled to appoint a Manager to fill the vacancy until his successor shall have been elected and qualified.

Notwithstanding anything in any of the foregoing provisions of this Section 3.1 to the contrary, any election or appointment of a Manager that results in a “Change of Control” pursuant to the terms of any Financing Restrictions shall be null, void and of no force or effect unless and until such election or appointment is confirmed by resolution of the Managers specifically and expressly noting and referencing such “Change of Control” and Financing Restrictions, and adopted and approved by the unanimous vote of all Managers.

So long as required by the Gaming Act or the Regulations, Managers not already holding a License at the time of assuming office shall apply for a License as required by the provisions of the Gaming Act and the Gaming Regulations. If a Manager does not apply for a License as required by the provisions of the Gaming Act and the Gaming Regulations and the Commission makes a finding of unsuitability for that reason, or if the Manager is denied a License or has his License revoked by the Commission, upon receiving notice thereof from the Commission, the Company shall remove him as a Manager and not allow him to exercise significant influence over any of the Company’s affiliated gaming operations. The Company shall promptly notify the Commission of the appointment of any replacement Manager.

Notwithstanding anything in the foregoing provisions of this Section, only Class A Members who are Eligible Members and whose voting rights have not been suspended, terminated or otherwise made ineffective pursuant to this Agreement shall be entitled to vote, and then only with respect to their Eligible Units.

3.2. Performance of Managers and Members. In all of their performances and transactions for or with the Company, subject to the provisions of Sections 3.3 and 10.2, Members and Managers shall act in good faith. Subject to the provisions of Section 10.2, the Managers shall perform their responsibilities with respect to the affairs of the Company in a commercially reasonable manner and shall devote reasonably sufficient time and use reasonable efforts to fulfill their responsibilities under this Agreement to carry out the purposes of the Company set forth in this Agreement.

3.3. Authority of Managers. Subject to the terms and conditions set forth in the Act, the Articles and this Agreement, the Managers shall have complete authority over and exclusive control and management of the business and affairs of the Company. In connection with such management, subject to the provisions of Section 3.4, the Managers may employ or contract with, on behalf of the Company, any other parties to perform services for the Company, including a Manager, a Member, persons employed by, affiliated with or related to any Manager or Member, and any party with which a Manager or Member may be affiliated or by whom a Manager or Member may be employed. Unless otherwise specified in this Agreement, any act, approval, vote or consent of the “Managers” or the “Company” provided for in this Agreement shall mean the act, approval, vote or consent of (i) a majority of all Managers or (ii) a majority of Managers present at a duly called meeting of Managers at which a quorum is present. Without limiting the generality of the foregoing, the Managers shall have the right if, as and when they deem necessary or appropriate on behalf of the Company, subject to the terms and conditions of this Agreement (and particularly, the provisions, terms and conditions set forth in Section 3.4), to do the following:

(a) To mortgage, finance, refinance, sell, convey, assign, lease, transfer, exchange or otherwise dispose of or encumber Company property, whether real or personal;

(b) To borrow money (whether from a Member or an unrelated party), issue evidence of indebtedness and secure the same by mortgage, deed of trust, security agreement, pledge, assignment or other lien or security interest;

(c) To enter into, sign on behalf of the Company and perform contracts and agreements of any kind or nature necessary or desirable for (i) the acquisition, financing, management, subdivision, development, improvement, lease, rental, operation and/or division of real property, (ii) the erection of buildings and other improvements on real property and/or (iii) the demolition or refurbishing of improvements, including contracts and agreements with any Member or Manager and/or any principal or affiliate of any Member or Manager;

(d) To invest Company funds and do all acts which they deem necessary or appropriate for the protection and preservation of Company assets;

(e) To pay Company obligations, including tax obligations, and to appeal, compromise or settle, and to institute, prosecute and defend any and all decisions, actions or claims in favor of or against the Company or relating to its business;

(f) To enter into and execute on behalf of the Company any and all documents or instruments of any kind which they deem appropriate in exercising their authority under the provisions of this Section and/or carrying out the purposes of the Company, including, without limiting the foregoing, powers of attorney, joint venture and partnership agreements, limited-liability company operating agreements, management agreements, leases, rental agreements, construction contracts, architectural contracts, engineering contracts, sale contracts, escrow instructions, easements, covenants, conditions, restrictions, deeds, development agreements, deeds of trust, promissory notes, security agreements, assignments of rents and leases and Uniform Commercial Code financing statements, advertising agreements, insuring agreements and maintenance contracts;

(g) To exercise such further powers and to do such other acts as are necessary or appropriate in carrying out their rights and duties under this Agreement;

(h) To rent and lease real and personal Company property and to rent and lease real and personal property of others for the benefit of the Company on such terms and conditions and for such periods as they deem to be in the best interest of the Company;

(i) To make elections to cause the basis of Company property to be adjusted for federal income tax purposes in the event of a transfer or assignment of a Member’s interest by a Member, the death of a Member or the distribution of any property of the Company to a Member, all as provided in Section 7.11;

(j) To exercise any and all rights of the Company incident to the ownership by the Company of stock, a venture interest, member’s interest, partnership interest, beneficial or trustee interest or other interest in any business enterprise or entity, including the right to attend meetings, vote and give consent or approval;

(k) To apply and petition with governmental agencies, departments and entities for master plan and general plan amendments, rezoning, use permits, variances, vacations, subdivisions, condition waivers, design review approvals, building permits and other similar licenses and approvals related to property;

(1) To execute and deliver easements, rights of entry and right-of-way dedications relative to property.

Notwithstanding any other provision of this Agreement to the contrary, no lender, purchaser or other party dealing with the Company shall be required to look to the application of proceeds hereunder or to verify any representation by three (3) or more Managers as to the extent of the interest and the assets of the Company that those Managers are entitled to encumber, sell or otherwise use or deal with, and any such lender, purchaser or other party shall be entitled to rely exclusively on the representations of such Managers as to their authority to enter into such financing, sale or other arrangement or contract and shall be entitled to deal with those Managers as if they collectively were the sole parties in interest therein, both legally and beneficially. Each Member hereby waives any and all defenses and remedies that may be available against any such lender, purchaser or other party to contest, negate or disaffirm any action of such Managers in connection with any such sale, financing or other transaction. Nothing in this Agreement is in any way intended to abrogate, mitigate or nullify the effect of any provisions of Articles VI, VII or VIII of this Agreement.

3.4. Limitation on Manager Power and Authority. Notwithstanding any other provision of this Article, Managers shall have no right to do any of the following without the prior vote or written consent of at least four (4) Managers and Class A Members holding Eligible Units totaling at least two-thirds (2/3) of the Eligible Units held by all Class A Members:

(a) Admit additional Members to the Company other than a substituted Member for an existing Member or pursuant to exercise of Warrants. (The admission of a new Member to the Company shall also be subject to the provisions of Section 7.7);

(b) Sell, transfer, convey or encumber all or substantially all Company property;

(c) Incur an indebtedness obligation or series of related indebtedness obligations, whether directly by the Company or through any of its subsidiaries, in excess of THREE MILLION DOLLARS ($3,000,000);

(d) Enter into any transaction or series of related transactions for the purchase or sale of assets by the Company or any of its subsidiaries in which the purchase or sale price exceeds $3,000,000;

(e) Issue additional Units or warrants other than the Warrants and Units issued pursuant to the Warrants;

(f) Any merger of the Company with or into any other entity;

(g) Any distributions made pursuant to the provisions of Section 5.4.

(h) Any merger of any subsidiary of the Company with or into any entity other than the Company or another wholly-owned subsidiary of the Company.

(i) Issue additional equity interests in any subsidiary of the Company to a party other than the Company or a wholly-owned subsidiary of the Company.

(j) Transfer any equity interest in any subsidiary of the Company to a party other than the Company or a wholly-owned subsidiary of the Company.

3.5. Exercise of Rights and Authority of Members. No Member or assignee, transferee or distributee of a Member’s interest shall have any right or authority to perform any acts on behalf of the Company or participate in any respect in the management or affairs of the Company except as expressly provided in this Agreement.

3.6. Chairman and Secretarial Duties. The Managers shall appoint one Manager to act as chairman of the board of Managers (“Chairman”) and one Manager (who may be the Chairman, if the Managers so elect) to act as secretary (“Secretary”). The Managers may change the Chairman and Secretary from time to time by the affirmative vote or written consent of three (3) or more Managers. The Chairman shall preside at meetings of Managers and meetings of Members and shall fulfill such other duties as are set forth in this Agreement. Following each meeting of Managers and each meeting of Members, the Secretary shall document in the form of meeting minutes, all matters approved by the vote or consent of Managers or Members at the meeting and shall circulate those minutes to the Managers or Members in attendance at the meeting.

3.7. Regular Meetings of Managers. Without notice or call, unless otherwise directed by a majority of Managers, the Managers shall hold a regular annual meeting for the year immediately after and at the location of the annual meeting of Members. Without notice or call, unless otherwise directed by resolution of the Managers, the Managers shall hold a regular monthly meeting at 2:00 p.m. on the third (3rd) Wednesday of each month which, unless otherwise directed by at least twenty-four (24) hours’ notice from the Chairman by mail, telecopier or e-mail, shall be at the principal office of the Company. Special meetings of Managers may be held on the call of any Manager on at least seventy-two (72) hours’ notice by mail, e-mail or telecopier unless necessity of notice is waived in writing by all Managers. Any meeting of Managers, no matter where held, at which all of the Managers shall be present, even though without notice or of which notice shall have been waived by all absentees, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice. Any and all business may be transacted at any meeting of Managers, either regular or special. Meetings of Managers may be held at the principal office of the Company or at such other place as the Chairman may determine. Managers may participate in a meeting of Managers by means of a telephone conference or similar method of communication by which all persons participating can hear each other. Participation in a meeting in such a manner constitutes presence in person at the meeting.

3.8. Consents and Actions of Managers. Whenever any Manager consents, either by (i) a writing on the records of a meeting or filed with the Secretary; (ii) presence at such meeting and oral consent entered on the minutes; or (iii) taking part in the deliberations at such meeting without objection, the doings of such meeting or as set forth in that writing shall be as valid as if had at a meeting, regularly called and noticed. Further, any action required or permitted to be taken at any meeting of Managers may be taken without a meeting if written consent thereto is signed by a majority of all Managers. Such written consent shall be filed with the minutes of meetings of the Managers.

A Company contract or other transaction is not void or voidable solely because (i) the contract or transaction is between the Company and one or more of its Managers or officers, or between the Company and a corporation, firm, company or association in which one or more of the Company’s Managers or officers are directors, officers, managers, or are financially interested, (ii) a common or interested Manager or officer is present at the meeting of Managers or committee thereof that authorizes or approves the contract or transaction, or joins in the signing of a written consent that authorizes or approves the contract or transaction or (iii) the vote or votes of a common or interested Manager are counted for purposes of authorizing or approving the contract or transaction, if one of the following circumstances exists:

(a) The fact of the common directorship, managerial relationship, office or financial interest is known to the Managers or committee, and the Managers or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested Manager or Managers;

(b) The fact of the common directorship, managerial relationship, office or financial interest is known to the Members, and the contract or transaction is approved or ratified in good faith by Class A Members holding a Majority-in-Interest of Class A Units. Any vote or votes of a Class A Member or Members who are the common or interested Manager or Managers must be counted in any such vote of Class A Members;

(c) The fact of the common directorship, managerial relationship, office or financial interest is not known to the Manager or officer at the time the transaction is brought before the Managers or the committee for action; or

(d) The contract or transaction is fair as to the Company at the time it is authorized or approved.

Common or interested Managers may be counted in determining the presence of a quorum at a meeting of Managers or a committee thereof that authorizes, approves or ratifies a contract or transaction, and if the votes of the common or interested Managers are not counted at the meeting, then a majority of the disinterested Managers may authorize, approve or ratify a contract or transaction. The fact that the vote or votes of the common or interested Manager or Managers are not counted for purposes of the foregoing does not prohibit any authorization, approval or ratification of a contract or transaction to be given by written consent of Managers, regardless of whether the common or interested Manager signs such written consent or abstains in writing from providing consent.

3.9. Quorum. A majority of all Managers in office shall constitute a quorum for the transaction of business, but if at any meeting of Managers there shall be less than a quorum present, a majority of those present may adjourn from time to time, until a quorum shall be present, and no notice of such adjournment shall be required. Any action of Managers may be taken if authorized by the vote of a majority of Managers present at a duly convened meeting of Managers at which a quorum is present unless the vote of a greater number or percentage of Managers is required by the Act, by the Articles or by this Agreement, in which case such greater number or percentage shall be required. Managers may prescribe rules not in conflict with the Articles and this Agreement for the conduct of their business.

3.10. Manager Reports. Managers shall report to Members at the annual meeting of Members regarding the condition of the Company and shall, upon request, furnish Members with a copy of any written report if any be so made. Managers, in their discretion and by affirmative vote of a majority of Managers, may submit any contract or act for approval or ratification at any annual meeting or special meeting of Class A Members called for the purpose of considering any such contract or act which, if approved or ratified by the vote of the holders of a majority of Class A Units represented in person or by proxy at such meeting (provided that a lawful quorum of Class A Members be there represented in person or by proxy), shall be valid and binding upon the Company and upon all Members, unless the vote of a greater number or percentage of Class A Members is required by the Act, by the Articles or by this Agreement, in which case such greater number or percentage shall be required.

3.11. Committees and Delegation of Duties. The Managers shall have the power, from time to time, to delegate any of the powers of the Managers relative to the business of the Company to any standing or special committee (which shall include at least one Manager) or to any single Manager, and to appoint any persons to be agents of the Company with such powers and upon such terms as may be deemed by the Managers to be appropriate.

3.12. Gaming Restrictions on Officers and Employees. If an officer or employee is required to obtain a License individually and does not apply for a License as required by the Gaming Act or the Gaming Regulations after the Commission requests him to do so, and the Commission makes a finding of unsuitability for that reason, or if an employee or officer is denied a License or has his License revoked by the Commission, upon receiving notice thereof from the Commission, the Company shall remove him as an employee or officer and not allow him to exercise significant influence over any of the Company’s affiliated gaming operations. If the Company designates another officer or employee to replace the officer or employee whose employment was modified or who was removed as an officer, the Company shall promptly notify the Commission and require the newly designated employee or officer to apply for a License. The Company shall report to the Board and Commission in writing any change in personnel who have been designated by the Board or Commission as key executives as required by the Gaming Act or the Gaming Regulations.

3.13. Officers and their Duties. Managers, at their first meeting and at each annual meeting, shall elect a Chief Executive Officer, Chief Operating Officer and Chief Financial Officer to hold office until their death, resignation or removal, or until their successors are elected and qualify, whichever shall first occur. Any person may hold two or more offices. Any vacancy in any of said offices may be filled by the Managers.

Managers may, from time to time, by resolution or by election appoint such other officers as the Managers deem advisable, prescribe their duties, fix their compensation and prescribe any reasonable bonding requirement to holding office, and all such appointed officers shall be subject to removal at any time by vote or written consent of a majority of all Managers. All officers and agents of the Company shall be chosen and appointed in such manner and shall hold their offices for such terms as the Managers may by resolution prescribe. The officers of the Company shall have the following duties and powers:

(a) The Chairman shall preside at all meetings of the Managers and of the Members of the Company. He shall formulate general policy for the Company and shall perform such other duties as are normally incident to the office or as may be prescribed by the Managers. The Chairman may execute any and all documents and instruments on behalf of the Company as have been authorized by the Managers, except such documents and instruments, the signing and execution of which has been expressly delegated and reserved by this

Agreement or the Managers to some other officer or agent of the Company, or as shall be required by law to be otherwise executed. Unless otherwise ordered by the Managers, the Chairman shall have full power and authority on behalf of the Company to attend and to act and to vote at any meetings of the stockholders of any corporation in which the Company may hold stock, and at any such meetings, shall possess and may exercise any and all rights and powers incident to the ownership of such stock, and which as the owner thereof, the Company might have possessed and exercised if present. The Managers, by resolution, from time to time, may confer like powers on any person or persons in place of the Chairman to represent the Company for such purposes.

(b) The Chief Executive Officer shall serve as chief executive of the Company and shall perform such duties as usually pertain to the position and as may be prescribed by the Managers. He shall generally supervise the business and affairs of the Company. The Chief Executive Officer shall keep the Managers and the Chairman fully informed as to the affairs of the Company. He may execute with the Chairman or any other officer of the Company authorized by the Managers, such documents and instruments as may have been authorized by resolution of the Managers, except such documents and instruments, the signing or execution of which has been expressly delegated or reserved by this Agreement or the Managers to some other officer or agent of the Company, or as shall be required by law to be otherwise executed. If no Chairman shall be elected or appointed, and during the absence or inability to act of the Chairman, the Chief Executive Officer shall perform the duties and functions of the Chairman.

(c) The Chief Operating Officer shall supervise the day-to-day business operations of the Company, subject to the direction and control of the Managers, the Chairman and the Chief Executive Officer, with power to execute all resolutions and orders of the Managers not specially entrusted to the Chairman and the Chief Executive Officer. He shall perform such other duties as shall be prescribed by the Managers, the Chairman and the Chief Executive Officer. If no Chief Executive Officer shall be elected or appointed, and during the absence or inability to act of the Chief Executive Officer, the Chief Operating Officer shall perform the duties and functions of the Chief Executive Officer.

(d) The Chief Financial Officer shall have the custody of all the funds and securities of the Company. When necessary or proper he shall endorse on behalf of the Company for collection, checks, notes and other obligations. He shall deposit all monies to the credit of the Company in such banks or other depositories as the Managers may designate. He shall sign all receipts and vouchers for payments made by the Company, except as otherwise provided in this Agreement. He shall also have the care and custody of the stocks, bonds, certificates, vouchers, evidence of debts, securities and such other property belonging to the Company as the Managers designate. He shall sign all papers required by law, this Agreement or the Managers to be signed by the Chief Financial Officer. Whenever required by the Managers, he shall render a statement of his cash account. He shall enter regularly in the books of the Company to be kept by him for the purpose, full and accurate accounts of all monies received and paid by him on account of the Company. He shall at all reasonable times exhibit the books of account to Managers during business hours, and he shall perform all acts incident to the position of Chief Financial Officer subject to the control of the Managers. The Chief Financial Officer shall, if required by the Managers, give bond to the Company conditioned on the faithful performance of all his duties as Chief Financial Officer in such sum and with such sureties as shall be determined by the Managers, with the expense of such bond to be borne by the Company. The Chief Financial Officer shall have the right and authority to delegate his duties to such parties and officers as may be permitted by direction and resolutions of the Managers.

(e) The Secretary shall keep the minutes of all meetings of Managers and the minutes of all meetings of Members. He shall attend to the giving and serving of all notices by the Company. He may sign contracts authorized by the Managers. He shall have charge of all Member’s interest certificate books, certificate ledgers, warrant books, warrant ledgers, transfer books and such other books and records as the Managers may direct.

(f) Any Assistant Secretary or Assistant Financial Officer, if elected, shall be authorized and empowered to act on behalf of the Secretary or Chief Financial Officer, respectively, in his absence, and perform such duties as shall be assigned to him by the Secretary or Assistant Financial Officer, respectively, or by the Chairman, the Chief Executive Officer, the Chief Operating Officer or the Managers. An Assistant Financial Officer shall, if required by the Managers, give bond to the Company for the faithful performance of his duties, in such sum and with such sureties as the Managers may determine, with the expense of such bond to be borne by the Company.

3.14. Officer Removal. Any officer or agent may be removed, either with or without cause, by the Managers whenever, in their judgment, the best interests of the Company shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer or agent may resign at any time by giving written notice to the Company. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

3.15. Manager and Officer Compensation. Managers may be paid reasonable expenses incurred in attending any meeting of Managers if authorized by resolution of the Managers. Managers may be reasonably compensated for their time and services if authorized by resolution of the Managers. Neither the payment of compensation nor the reimbursement of expenses of Managers in attending any meeting of Managers shall be construed to preclude any Manager from serving the Company or its subsidiaries in any other capacity and receiving compensation therefor. The compensation of the officers of the Company shall be fixed from time to time by the Managers, subject to such written employment agreements as may have been approved by the Managers and executed by the officers and the Company. No officer shall be prevented from receiving compensation by reason of the fact that he is also a Manager. Nothing contained in this Agreement shall preclude any Manager or officer from serving the Company, or any subsidiary, in any other capacity and receiving compensation because he is also a Manager or officer of the Company.

3.16. Bookkeeping, Records and Notices. The Managers shall do the following:

(a) Maintain at the expense of the Company complete and accurate records of all material rights and interests acquired by or disposed of by the Company, all material correspondence relating to Company business, and records of all material statements, bills and. other instruments furnished the Company in connection with its business, all of which shall be kept in the possession and control of the Company for not less than five (5) years;

(b) Maintain at the expense of the Company adequate records and accounts of operations and expenditures and furnish the Members with annual statements of account as of the end of each calendar year, together with all necessary tax reporting information;

(c) Employ at the expense of the Company such certified public accounting firm (hereinafter referred to as the “Accountants”) as the Managers may designate to maintain Company accounts and prepare statements of account together with all tax reporting information.

3.17. Company Expenses. Subject to the other provisions of this Agreement, the Company shall pay or reimburse a Manager for all expenses of the Company reasonably incurred or paid by the Manager so long as the incurring or paying thereof is not prohibited pursuant to the terms of this Agreement and has been authorized, either in advance or after payment, by all actions of the Managers and/or Members expressly required in this Agreement.

3.18. Indemnification of Members and Managers. To the fullest and greatest extent permitted under the provisions of the Act, the Company shall indemnify any Member or Manager who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action or suit by or in the right of the Company to procure a judgment in its favor, by reason of the fact that Member or Manager is or was a Manager, Member, employee or agent of the Company, or is or was serving at the request of the Company as a Manager, Member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including (i) attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the Member or Manager in connection with the action, suit or proceeding and (ii) amounts paid in settlement and attorneys’ fees reasonably incurred by the Member or Manager in connection with the defense or settlement of an action or suit by or in the right of the Company. If and to the extent that (but only if and to the extent that) indemnification can only be made pursuant to a provision of the Act which requires a determination that indemnification of the Member or Manager is proper in the circumstances, then that determination shall be made by the vote or written consent of a majority of the Managers who are not parties to the act, suit or proceeding unless (i) there are no Managers who are not parties to the act, suit or proceeding or (ii) a majority of the Managers who are not parties to the act, suit or proceeding cannot agree on a determination or choose not to make a determination, in which case the determination shall be made in a written opinion by independent legal counsel to be appointed by the vote or written consent of a majority of all Managers.

The expenses of Members and Managers incurred in defending a civil or criminal action, suit or proceeding with respect to which the Member or Manager is entitled to indemnification pursuant to the provisions of this Section, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member or Manager is not entitled to be indemnified by the Company.

No Member or Manager shall be liable to the Company, to another Member or Manager, or to the holder of any Warrant for breach of contract or breach of duties to the Company or to any such Member, Manager or holder of Warrant; provided, however, that nothing in the foregoing shall limit or eliminate liability of a Member or Manager for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing.

Nothing in the foregoing is intended to preclude the Company from indemnifying any officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action or suit by or in the right of the Company, to the extent permitted in the Act, subject to any conditions and limitations set forth in the Act, if the Managers so elect.

3.19. Meetings of Members. Meetings of Members may be held at the principal office of the Company, at the registered office of the Company or at such other place or places within Clark County, Nevada as the Chairman may determine. Without the necessity of notice or call, unless otherwise directed with respect to time, date or location, by at least three (3) days’ notice to all Members from either the Chairman or Class A Members holding Class A Units totaling two-thirds (2/3) or more of the Class A Units held by all Class A Members, Members shall hold an annual meeting at 2:00 p.m. on the second Wednesday in March of each year, commencing in 2012 at the principal office of the Company. Special meetings of Members may be held in Clark County, Nevada on the joint call of both the Chairman and Secretary or on the call of Class A Members holding a Majority-in-Interest of Class A Units on at least three (3) days’ notice to all Members specifying the time and location of the meeting, unless notice is waived by all Members.

Members may participate in a meeting of Members by means of a telephone conference or similar method of communication by which all persons participating can hear each other. Participation in a meeting in such manner constitutes presence in person at the meeting. Any meeting of Members, no matter where held, at which all of the Class A Members shall be present either in person or by proxy, even though without notice or of which notice shall have been waived by all absentees, shall be valid for all purposes unless otherwise indicated in the notice calling the meeting or in the waiver of notice.

Class A Members holding a Majority-in-Interest of Class A Units shall constitute a quorum for the transaction of business, but if at any meeting of Members there be less than a quorum present, a majority of those present may adjourn from time to time until a quorum shall be present, and no notice of such adjournment shall be required. Any action of Members may be taken if authorized by the vote of Members holding a Majority-in-Interest of Class A Units, unless the vote of Members holding a greater percentage of Class A Units is required by law, by this Agreement or by the Articles, in which case such greater percentage shall be required.

Class A Members shall be entitled to vote or grant consent in person or by his duly authorized proxy, appointed by instrument in writing and subscribed by such Member. The duly authorized proxy must deliver the written instrument to the Secretary prior to voting, and the instrument shall be retained by the Secretary with the minutes of the meeting or the written consent. Any such instrument shall be deemed to expire eleven (11) months following the date of deposit of the instrument with the Secretary unless (i) the instrument specifies its expiration date, in which case it shall expire as of the date so specified, unless revoked prior thereto or (ii) revoked by an instrument in writing subscribed by such Member and deposited with the Secretary, in which case the original proxy instrument shall be deemed revoked at the time of deposit of the revoking instrument with the Secretary, regardless of any expiration date set forth in the original proxy instrument.

Whenever Members entitled to vote at any meeting of Members consent either by (i) a writing on the records of the meeting or filed with the books and records of the Company, (ii) presence at such meeting and oral consent entered on the minutes or (iii) taking part in the deliberations at such meeting without objection, the actions undertaken at such meeting or as set forth in said writing shall be as valid as if had at a meeting, regularly called and noticed. Further, any action required or permitted to be taken at any meeting of Members may be taken without a meeting if written consent thereto is signed by Class A Members holding a Majority-in-Interest of Class A Units, unless a greater percentage is required by the Act, this Agreement or the Articles, in which case such greater percentage shall be required.

After each meeting of Members, the Secretary shall document in the form of meeting minutes, all matters approved by the vote or consent of Members at the meeting.

3.20. Computation of Votes of Members. Class A Members shall have one vote (or fraction of vote) for each Class A Unit (or fraction of Class A Unit) that is an Eligible Unit held by a Class A Member that is an Eligible Member. Reference in this Agreement to the vote, consent or approval of all or some Members shall mean only Eligible Members whose voting rights have not then been suspended, terminated or otherwise made ineffective pursuant to this Agreement, and then only with respect to Eligible Units. Matters requiring the vote, consent or approval of Members holding all or a specified percentage or portion of Class A Units shall mean all or the specified percentage or portion of only Eligible Units with respect to which Eligible Members may then exercise voting rights under this Agreement, any reference in this Agreement to “the Class Units”, “all Class A Units”, “all Members”, “all other Members”, “all remaining Members”, “unaffected Members”, “all other unaffected Members”, “all Class A Members”, “all other Class A Members”, “all remaining Class A Members”, “unaffected Class A Members”, “all other unaffected Class A Members” or any similar reference or phrase notwithstanding. In that regard, if the provisions of this Section conflict with the provisions of any other provision of this Agreement, the provisions of this Section shall prevail.

ARTICLE IV

CAPITAL ACCOUNTS AND

ALLOCATION OF PROFITS AND LOSSES

4.1. Establishment of Capital Accounts. A capital account shall be maintained for each Member, which account shall be credited with the amounts of its contributions (but not loans) to the Company (including the fair market value of contributed property, net of liabilities encumbering the property which are assumed by the Company or to which the property is subject at the time of contribution); shall be credited or charged, as the case may be, with profits, losses, income, deductions, gains and credits pursuant to this Agreement; and shall be charged with the amount of any distributions to the Member pursuant to this Agreement. Capital accounts shall be maintained and adjusted in accordance with Exhibit “D” attached hereto and by this reference incorporated into this Agreement, so as to comply with Code Section 704. Loans to the Company by any Member shall not be considered contributions to the Company. For purposes of adjustments to capital accounts, tax exempt income of the Company is and shall be considered “income”. Each Member’s capital account shall be reduced by the Member’s Membership Percentage of Company expenses (including Code Section 705(a)(2)(B) items) that are not deductible for Federal income tax purposes. Such expenses shall not, however, include payments of indebtedness or expenditures to the extent included in the basis of any Company asset.

Warrant Holders shall have no Company capital accounts by reason of holding Warrants. If a Warrant Holder exercises its Warrant and becomes a Class B Member after having fulfilled all conditions and received all required approvals to do so, a capital account with no account balance shall thereupon be established for the resulting Class B Member. The resulting Class B Member shall receive no credit in or to its capital account by reason of having exercised the Warrant and having become a Member. Upon becoming a Class B Member, the capital account of the exercising Warrant Holder shall thereafter be credited or charged, as the case may be, with profits, losses, income, deductions, gains and credits pursuant to the provisions of this Agreement and shall be charged with the amount of any distributions to the Member pursuant to this Agreement. The lapsing of a Warrant by reason of the failure of the Warrant Holder to exercise the Warrant shall have no effect on the capital accounts of the Members.

4.2. General Allocation Provisions. Subject to the other Sections in this Article, and subject to the provisions of Exhibit “D” attached hereto and by this reference incorporated into this Agreement (which Sections and provisions shall take precedence and priority over the provisions of this Section), the profits and losses of the Company and each item of income, gain, loss, deduction and credit entering into the computation thereof shall be allocated among the Members in percentages equal to their Membership Percentages.

4.3. Special Allocations. (Intentionally omitted)

4.4. Allocation with Respect to Certain Company Properties. Notwithstanding the provisions of Section 4.2, gain upon disposition of any properties contributed to the Company shall, solely for federal income tax reporting purposes (and not for capital account purposes), be allocated among the Members in accordance with the provisions of Code Section 704(c) and the Regulations promulgated thereunder, taking into account any variation between the Company’s adjusted basis of the property and its fair market value at the time of contribution. Book gain from such disposition shall be allocated among the Members in percentages equal to their Membership Percentages.

4.5. Allocations in the Event of Assignment. Unless otherwise determined by the Managers, at their option, for any Tax Year during which a Member’s interest is assigned by a Member (or by an assignee or successor-in-interest to a Member), profits and losses of the Company and each item of income, gain, loss, deduction and credit entering into the computation thereof that are allocable in respect of the assigned interest shall be apportioned between the assignor and the assignee of the interest on the basis of the number of days during such Tax Year that each is the owner thereof, without regard to the results of Company operations before or after such assignment or any payments or distributions made to Members before or after such assignment, except as otherwise provided in and required by Code Section 706(d)(2), and except as provided in Section 8.9. Profits, gains and losses resulting from a constructive distribution, a constructive reformation of the Company for federal income tax purposes as a result of the assignment of a Member’s interest (and any adjustment of Members’ capital accounts resulting therefrom as contemplated in Paragraph 4 of Exhibit “D”) shall be allocated among Members in the manner provided in Section 4.2 and 4.3.

ARTICLE V

DISTRIBUTIONS

5.1. Retention of Cash and Maintenance of Reserves. At the end of each calendar quarter, the Managers shall retain such cash as shall be necessary or, in the opinion of the Managers, advisable for the maintenance by the Company of a sound financial position, including, but not limited to, the establishment and maintenance of reserves deemed by the Managers to be required or advisable for (i) ownership, preservation and maintenance of Company property, (ii) payment and funding of

Company obligations, (iii) compliance with Financing Restrictions and (iv) compliance with the provisions of Section 5.7 and Act Section 86.343. The amount of cash to be retained as so determined by the Managers is referred to in this Agreement as the “Reserves”.

5.2. Distributions of Tax Cash. Subject to the provisions of Section 5.7, if, on April 1 of each calendar year, there is cash on hand and in Company accounts that exceeds the Reserves, the Managers shall distribute to the Members, in percentages equal to their respective Membership Percentages, an amount of cash (or so much thereof as will not deplete the Reserves) to be computed by (i) multiplying the amount of positive Company income (if any) that is reflected on the Company’s federal income tax return for the immediately preceding Tax Year by (ii) a percentage equal to the highest marginal federal individual income tax rate imposed on ordinary income wage earnings that are earned during the same Tax Year and then (iii) adjusting the resulting product to take into account the effect of any preferential capital gain tax rate. However, in order to assist the Members in making any federal Quarterly Estimated Income Tax payments which would be payable as a result of anticipated Company income, the Managers may (but are not required to) make the distribution provided for in this Section in up to four (4) installments on or about the immediately preceding June 1, September 1, January 1 and on the scheduled payment date of April 1, with the amount of each installment to be based on the amount which the Managers reasonably anticipate would otherwise be distributed on April 1 pursuant to this Section. If the Managers elect to make such distribution in installments, they shall continually take into consideration any actual or anticipated Company income fluctuations to avoid making excess distributions. However, if distribution installments made prior to the annual April 1 distribution date exceed the amount that would otherwise be distributed in a single distribution payment on April 1, the Members shall nonetheless retain distributed funds and shall have no liability to the Company or the other Members for such excess distributions. Distributions to be made pursuant to the provisions of this Section shall take precedence and priority over the distributions provided for in Sections 5.3 and 5.4.

5.3. Regular Quarterly Distributions. Subject to the provisions of Section 5.7, if, during and/or following a calendar year, the Company has made all priority distributions provided for in Section 5.2 and there is cash on hand and in Company accounts that exceeds the Reserves, the Managers shall distribute the cash sum of ONE MILLION DOLLARS ($1,000,000) (or so much thereof as will not deplete the Reserves) to the Members in percentages equal to their Membership Percentages. To the extent that there is cash on hand in Company accounts, such payment shall be made in quarterly distributions of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) following the end of each calendar quarter, with any quarterly distribution deficiencies to be made up following the end of the calendar quarters that follow during that calendar year, to the extent there is cash on hand available for such distributions. Distributions to be made pursuant to the provisions of this Section shall take precedence and priority over the distributions provided for in Section 5.4.

5.4. Other Distributions. Subject to the provisions of Section 3.4 and Section 5.7, if, following the end of a calendar quarter, the Company has made all applicable priority distributions and payments provided for in Section 5.2 and 5.3 and there is cash on hand in Company accounts that exceeds the Reserves, the Managers, in their discretion, may distribute such portion thereof to the Members as the Managers may elect, which sums shall be distributed to the Members in percentages equal to their Membership Percentages.

5.5. Final Distributions. The amounts of, times and rights to distributions following dissolution of the Company shall be as set forth in Article VI.

5.6. Nature of Distributions. Regardless of the nature of its contributions, a Member has no right to demand any distribution from the Company in any form other than cash.

5.7. Limitations on Distributions. Notwithstanding any other provision of this Agreement, distributions shall not be made from the Company in violation of Financing Restrictions. Notwithstanding any other provision of this Agreement, as provided, determined and measured in Act Section 86.343, a distribution from the Company must not be made if, after giving it effect (i) the Company will not be able to pay its debts as they become due in the usual course of business or (ii) the total assets of the Company (valued in a manner permitted in Act Section 86.343) will be less than the sum of its total liabilities. Members who receive distributions in violation of Act Section 86.343 may be liable to the Company for the amount of the distributions as provided in that Act Section. No Member shall be entitled to the return of its contribution or to a distribution from the Company except as otherwise specifically provided in this Agreement or by vote of the Managers.

ARTICLE VI

MEMBER RESIGNATION, WITHDRAWAL, RETIREMENT OR EXPULSION;

COMPANY DISSOLUTION

6.1. Member Resignation, Withdrawal or Retirement. A Member may not resign, withdraw or retire as a Member of the Company. If a Class A Member resigns, withdraws or retires in violation of this Agreement, that Member shall have no right to thereafter participate in the management of the business and affairs of the Company. In such event, the resigning, withdrawing or retiring Class A Member (i) shall thereupon have the status of a Transferee and (ii) shall be deemed to have no Class A Units for purposes (but only for purposes) of exercising options (including purchase options) performing acts, calling meetings, establishing a quorum, executing documents, giving consents, casting votes, exercising discretion or making designations. Instead, the Class A Units held by the resigning, withdrawing or retiring Class A Member shall be deemed not to exist for such purposes. Further, and notwithstanding any provision of the Act, (but subject to the provisions of the Gaming Act, the Gaming Regulations and any requirements imposed by Gaming Authorities) a Member who resigns, withdraws or retires in violation of this Agreement shall not become entitled to any payment or other amount for the Member’s interest by reason of resigning, withdrawing or retiring. Instead, the resigning, withdrawing or retiring Member and any subsequent assignee or assignees of that Member’s interest (whether or not any such assignee is a Permitted Assignee) shall thereafter have the status of Transferee. The resignation, withdrawal or retirement by a Member shall not cause the Company to be dissolved. Upon the resignation, withdrawal or retirement of a Member in violation of this Agreement, remaining Class A Members shall have the rights and options set forth in Article VIII.

6.2. Consequences of Certain Events. Each Member hereby acknowledges and expresses its general reluctance to enter into business ventures or investment organizations with other parties, and further acknowledges and expresses its willingness to do so with other Members in forming the Company only because of special circumstances. Those special circumstances include (i) the unique experiences, talents, interests and needs of each of the other Members and its principals with regard to the Member’s ability to contribute to the purposes, goals and objectives of the Company and the other Members, (ii) the consistent objectives and incentives of the Members to ensure the long-term existence and success of the Company as an on-going entity, (iii) the consistent interests, desires, capacities and abilities of the Members to capitalize the Company as expressly provided in this Agreement and (iv) the absence among the Members of any interest, need, incentive or desire to sell or liquidate the Company or its assets or to terminate the Company’s affairs. Those special circumstances also include the laws of the State of Nevada that excuse the Company and its Members from accepting performance from, or rendering performance to, other parties without the consent of the Company and its Members, which laws include, but are not limited to (i) Act Section 86.335(2), (ii) Act Section 86.351(1) and (iii) multiple provisions of the Act that expressly and specifically permit the Members to govern their affairs by contracting among themselves in this Agreement with the force of law. In consideration of all of the foregoing, the Members have included in this Agreement the provisions of this Section, the provisions of

Article VII and the provisions of Article VIII. The provisions of Article VIII are necessary not only to prevent the Company and Members from being obligated to accept performances from, and rendering performances to, other parties, but to ensure Company stability and continuation, efficient transitions with minimum disruptions and reasonable certainty to the Company and Members with regard to transaction costs as well.

Upon the death of a Class A Member, including a Member acting as a Member by virtue of being a trustee of a trust, or upon a Class A Member being adjudicated incompetent to manage his person or his estate by entry of an order of a court of competent jurisdiction, the Member’s Representative, including any successor trustee or trustees, shall have no right to participate in the management of the business and affairs of the Company unless the applicable party becomes a substituted Class A Member pursuant to the provisions of Section 7.2. Until that time, any such party shall have the status of Transferee and shall be deemed to have no Class A Units for purposes (but only for purposes) of exercising options (including purchase options) performing acts, calling meetings, giving consents, executing documents, casting votes, exercising discretion or making designations. Instead, the Class A Units held by the deceased or incompetent Member shall be deemed not to exist for such purposes. The death of a Member or a Member’s being adjudicated incompetent to manage his person or his estate shall not cause the Company to be dissolved. Upon the death of a Class A Member, including a Member acting as a Member by virtue being a trustee of a trust, the remaining Class A Members shall have the rights and options set forth in Article VIII.

Except as specifically provided in Section 7.12 with respect to redeeming Members, upon the occurrence of a Credit Event with respect to a Class A Member, that Member, the Member’s Representative and any successors with respect to the applicable Member’s interest shall have no right to participate in the management of the business and affairs of the Company unless the applicable party is made a substituted Class A Member pursuant to the provisions of Section 7.2. Except as specifically provided in Section 7.12 with respect to redeeming Members, until that time, any such party shall have the status of Transferee, and except as specifically provided in Section 7.12 with respect to redeeming Members, the Class A Units of the applicable Member shall be deemed not to exist for purposes (but only for purposes) of exercising options (including purchase options) performing acts, calling meetings, establishing a quorum, giving consents, executing documents, casting votes, exercising discretion or making designations. A Credit Event with respect to a Member shall not cause the Company to be dissolved. Upon the occurrence of a Credit Event with respect to a Member, the other Members shall have the rights and options set forth in Article VIII.

Upon the dissolution of a Class A Member, that Member and the Member’s Representative and successors shall have no right to participate in the management of the business and affairs of the Company unless the applicable party becomes a substituted Class A Member pursuant to the provisions of Section 7.2, such party shall have the status of Transferee, and the applicable Member, its Representative and successors shall be deemed to have no Class A Units for purposes (but only for purposes) of exercising options (including purchase options) performing acts, calling meetings, establishing a quorum, giving consents, executing documents, casting votes, exercising discretion or making designations. Instead, the Class A Units held by the party shall be deemed for such purposes not to exist. The dissolution of a Member shall not cause the Company to be dissolved. Upon the dissolution of a Member, the other Members shall have the rights and options set forth in Article VIII.

6.3. Events Requiring Dissolution. The Company shall be dissolved upon the occurrence of any of the following, and only the following events:

(a) At the time, if any, specified in the Articles;

(b) Upon the occurrence of an event specified in this Agreement, if any be specified;

(c) By the affirmative vote or written agreement of all Class A Members;

(d) Upon entry by a district court of competent jurisdiction of a decree of judicial dissolution as provided in Act Section 86.495.

6.4. Winding Up. Following the occurrence of an event requiring dissolution of the Company, all Managers (save and except for any Manager who is also a Class A Member and whose Class A Units are deemed for purposes of performing acts, executing documents, casting votes, exercising discretion or making designations not to exist pursuant to the provisions of Section 6.1 or 6.2) shall be entitled to wind up Company affairs. During the winding up of the affairs of the Company, the assets of the Company shall be liquidated; provided, however, that if the Managers winding up the affairs of the Company determine that a liquidation of all or any portion of the Company’s assets would cause undue loss to the Members, then in order to avoid such loss, the Managers winding up affairs may defer liquidation of such assets and withhold the same from distribution for a reasonable time except to the extent necessary to satisfy the Company’s debts and obligations.

6.5. Distribution of Assets after Dissolution. Upon dissolution of the Company, the Manager or Managers winding up the affairs of the Company shall have the Accountants allocate the gain or loss realized from the liquidation of assets of the Company pursuant to Article IV and Exhibit “D” to this Agreement and shall thereafter apply and distribute the proceeds and assets of the Company in payment of the Company’s liabilities in the following order of priority, subject to the provisions of Exhibit “D” to this Agreement, which provisions shall take precedence and priority over the provisions of this Section:

(a) First to those owing to creditors, including Members who are creditors, in the order of priority as provided and to the extent otherwise permitted by law, except those to Members on account of their contributions;

(b) Next to those owing to Members in respect of their share of the profits and other compensation by way of income on their contributions, taking into account the provisions of Article IV and Exhibit “D” to this Agreement;

(c) Next to those owing to Members in respect of their contributions to capital as follows. If capital account balances of the Members are not then in the same proportion as the Membership Percentages of the Members, assets shall first be distributed to such Members in such amounts as will result in there being balances in capital accounts that are in the same relative proportions as the proportions of the Membership Percentages of the Members. Remaining Company assets shall next be distributed to Members then having positive capital account balances in the ratio of, and up to the amount of, their positive capital account balances. If any Members shall then have negative capital account balances, remaining Company assets shall next be distributed to Members with zero account balances in such ratios and amounts as will result in Members having negative capital account balances in the same relative proportions as the proportions of the Membership Percentages of the Members. Remaining Company assets shall thereafter be distributed among the Members in percentages equal to their Membership Percentages.

The Managers shall not otherwise be liable for repayment of capital contributions made by the Members or any portions thereof. Any such repayments will be made solely from Company assets available for such repayment. No Manager shall be liable to the Company or any Member to contribute capital to the Company on account of a capital account deficit of any Member.

6.6. No Deficit Restoration Obligation. Notwithstanding anything else in this Agreement to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a capital contribution in excess of the capital contributions required of that Member in Article II.

6.7. Articles of Dissolution. Following dissolution of the Company, when all debts, liabilities and obligations have been paid and discharged or adequate provision has been made therefor, and all of the remaining property and assets of the Company have been distributed to the Members, Articles of Dissolution shall be executed in such form as shall then be required under the Act and shall thereupon be filed in conformance with the requirements of the Act.

ARTICLE VII

ASSIGNMENTS AND TRANSFERS

7.1. Gaming Restrictions on Assignments and Transfers. Notwithstanding any other provision of this Agreement, Member’s interests and the Warrants shall at all times be subject to and governed by the Gaming Act and the Gaming Regulations. As a result, any purported sale, assignment, transfer, pledge or other disposition of any interest in the Company is void unless approved in advance by the Commission. Every Member and transferee of a Member’s interest must be individually registered, licensed or found suitable according to the provisions of the Gaming Act. No party may become a Member or transferee of a Member’s interest until it secures the required approval of the Commission. Any purported sale, assignment, transfer, pledge or other disposition of a Warrant is void unless administratively approved in advance by the Gaming Authorities.

7.2. Consequences of Assignment. A sale, assignment, transfer or other disposition of a Member’s interest or a Warrant is generally referred to as an “assignment” in this Agreement, and the purchaser, assignee, transferee or other recipient of the Member’s interest or Warrant is generally referred to as an “assignee” in this Agreement. No assignment by a Member of any of the Member’s interest shall result in Company dissolution. Except as may be otherwise specifically provided in this Agreement, no assignment by a Class A Member of any Class A Units (whether resulting from voluntary or involuntary assignment) shall entitle the assignee to participate in the management of the business and affairs of the Company unless the assignee becomes a substituted Class A Member as provided in this Agreement. Unless an assignee becomes a substituted Class A Member, an assignee shall have the status of Transferee, and except as otherwise provided in this Agreement, the assigning Member shall be and remain liable and responsible for all of its obligations under this Agreement notwithstanding such assignment. Any assignee, including any Representative, shall be subject to the provisions of this Agreement with the same effect as if the assignee were a party hereto, and any and all of the assignee’s interest shall be subject to any and all of the provisions of this Agreement.

Except as provided in Section 6.1 and Section 7.1 (each of which shall take precedence and priority over the provisions of this Section), a Permitted Assignee shall have the right to become a substituted Member with respect to an assigned Member’s interest without the approval or consent of any other Members upon fulfillment of any required conditions set forth in Sections 7.1, 7.7 and 10.1. Except as provided in the foregoing sentence and as may be otherwise expressly provided in Section 7.12 and any other provision of this Agreement, no assignee, whether through purchase or otherwise, shall have a right to become a substituted Member with respect to such assigned Member’s interest, and no assigning Member shall have the right to make the assignee a substituted Member except upon the vote or written consent of a Majority-in-Interest of all Class A Members other than the assigning Member and fulfillment of any required conditions set forth in Sections 7.1, 7.7 and 10.1. No substitution shall relieve or release the assigning Member from continuing liability to the Company with respect to the assigned Member’s interest unless all other Class A Members expressly consent in writing to such release, in which case the assigning Member shall be relieved of further liability with respect thereto.

With respect to any Class A Units assigned by a Member and as to which the assignee does not become a substituted Class A Member with respect to those Units, neither the assigning Class A Member nor the assignee shall be deemed to have any Class A Units with respect to the assigned interest for purposes (but only for purposes) of exercising options (including purchase options), performing acts, calling meetings, establishing a quorum, executing documents, giving consents, casting votes, exercising discretion or making designations. Instead, the assigned Class A Units shall be deemed for such purposes not to exist.

If a Member pledges or encumbers its Member’s interest or grants or creates a lien or security interest thereon or therein, whether or not perfected, the holder or beneficiary thereof shall not be entitled to participate in the management of the business and affairs of the Company unless and until the Member’s interest is foreclosed upon or similarly recovered or acquired, and then only if the Member’s interest is a Class A Member’s interest and the party acquiring the interest at foreclosure, recovery or acquisition becomes a substituted Class A Member pursuant to the provisions of this Section. Any such Member’s interest shall be subject to the rights and options of other Members as provided in Article VIII. Further, unless the acquiring party becomes a substituted Class A Member with respect to the acquired Member’s interest, the acquiring party shall have the status of a Transferee, and any acquired Class A Units shall be deemed not to exist for purposes (but only for purposes) of exercising options (including purchase options), performing acts, calling meetings, establishing a quorum, executing documents, giving consents, casting votes, exercising discretion or making designations.

If a Member is a corporation, partnership, joint venture, limited-liability company, trustee, trust or other entity or enterprise, and if at any time (i) a majority of the ownership interests of the Member cease to be owned by parties who were either owners when the Member became a Member or who are, or would be, Permitted Assignees, or (ii) with respect to a trust, a majority of the trustees or beneficiaries having a beneficial interest in a majority of the trust income cease to be parties who 1) were either trustees or beneficiaries when the Member became a Member or 2) are or would be Permitted Assignees, then in any such event, that Member shall be deemed for purposes of this Agreement to have at that time made an assignment of all of the Member’s interest, in which case the first three paragraphs of this Section shall apply to the Member, the Member’s interest and the assignee.

7.3. Rights upon Death, Incompetency or Dissolution. Subject to the provisions of Section 6.2, upon the death of a Member who is a natural person (whether in his individual capacity or as trustee of a trust), or upon his being adjudicated incompetent to manage his person or his estate by entry of an order by a court of competent jurisdiction, the Member’s Representative shall have the status of a Transferee unless the Representative becomes a substituted Member pursuant to the provisions of Section 7.2. In the event of dissolution of a Member, the Member’s Representative shall have the status of a Transferee unless the Representative becomes a substituted Member pursuant to the provisions of Section 7.2. In any such case, the other Members may have certain obligations, rights and options as a result of the event, all as set forth in Article VI, this Article and Article VIII.

7.4. Rights of First Refusal. No Member shall assign any of its Member’s interest to any party other than in a Permitted Assignment without first complying with the requirements set forth in this Article. Each Member hereby gives and grants to the other Members those pre-emptive and prior privileges, preferences, options and rights of first refusal which follow in this and the other Sections of this Article. Any attempted assignment of a Member’s interest by a Member other than a Permitted Assignment that is undertaken without the assigning Member having first complied with all of the provisions of this Article, shall be null, void and subject to the prior rights of the other Members as set forth in this Agreement. Any assignment of a Member’s interest in an assignment other than a Permitted Assignment and which is not a Security Assignment is hereinafter referred to in this Section as an “Assignment”. The provisions of this Section shall be applicable to and binding upon a Representative in the same manner as if the Representative were the applicable Member with respect to a Member’s interest.

(a) If a Member desires to make an Assignment, the Member shall first obtain a binding written agreement executed by the Member and the specific proposed, existing assignee, in whose name the assigned Member’s interest would reside in the books and records of the Company, setting forth the consideration, terms and conditions of the proposed Assignment, expressly and specifically conditioned upon, and only upon (i) the failure of any, or refusal of all of the other Class A Members of the Member’s Group to exercise their rights and options set forth in this Article, (ii) the failure of any, or refusal of all other Class A Members to exercise their rights and options set forth in this Article and (iii) the fulfillment of all conditions to Assignment set forth in this Agreement. Thereafter, the assigning Member shall deliver a copy of the written agreement to the Company and the other Class A Members, together with a written offer to enter into that agreement with the other Class A Members of the Member’s Member Group on the same terms and conditions set forth in the written agreement.

The other Class A Members of the Member’s Member Group shall have one month after receipt of such offer within which to exercise their option to enter into such an agreement with the offering Member, unless all Class A Members of the Member’s Member Group sooner refuse in writing. Unless the option to acquire all of the subject Member’s interest is exercised by one or more of the other Class A Members of the Member’s Member Group by dispatching written notice to the assigning Member within that month, the assigning Member shall thereafter give notice to the Company and all other Class A Members of the failure of any or refusal of all of the Class A Members of the Member’s Member Group to exercise their option to enter into such agreement, together with a written offer to enter into an agreement with any one or more of the other Class A Members on the same terms and conditions set forth in the written agreement.

The other Class A Members shall have one month following receipt of such notice within which to exercise their option to enter into such an agreement with the offering Member unless they all sooner refuse in writing. Unless said option to enter into such agreement relative to all of the subject Member’s interest is exercised by one or more of the other Class A Members by dispatching written notice to the assigning Member within the one-month period, the assigning Member shall be free to proceed with the transaction reflected in the written agreement (subject to the other provisions and conditions set forth in this Agreement) with, and only with, the other party to the written agreement, on the same terms and conditions set forth in the written agreement.

Except as provided in this Article, no Assignment to a party other than in a Permitted Assignment shall be made unless the Member holding the Member’s interest first offers to make the Assignment to the other Class A Members of the Member’s Member Group and all other Class A Members in the manner noted above, and under no circumstances shall an Assignment be made to any party or on any terms and conditions differing from those set forth in the submitted written agreement. It is the purpose of this Article to give the Class A Members of the Member’s Member Group and all other Class A Members a pre-emptive, prior privilege, right, preference and option with respect to any Assignment of a Member’s interest other than a Permitted Assignment.

(b) Should more than one eligible Class A Member exercise their options to purchase under the provisions of this Section, then each such exercising eligible Class A Member shall be entitled, at a minimum, to acquire a percentage of the total interest being assigned, which percentage shall be computed by dividing (i) the number of Eligible Units held by such acquiring Class A Member by (ii) the sum total of the Eligible Units held by all Class A Members who exercise their options.

(c) Notwithstanding the other provisions of this Article, the Class A Members acquiring Member’s interests under the provisions of this Section shall have the right to (i) withhold payment of consideration as noted in Section 7.7 and Section 10.1 and (ii) tender payment as noted in Section 8.9. Further, the acquiring Class A Members shall not be obligated to give consideration which is anything other than money for an interest being assigned. If a Member desires to make an Assignment for consideration other than money, and the written agreement referenced in Subsection 7.4(a) above expressly provides for such consideration, the acquiring Class A Members may acquire the Member’s interest for money equal to the net fair market value (net of any liens and encumbrances) of the consideration being offered by the third party. That net fair market value, if not agreed upon, shall be determined by an appraisal process.

Specifically, the Class A Members seeking to acquire the interest shall hire the services of a Qualified Appraiser for purposes of determining and notifying the assigning Member and the acquiring Class A Members in writing of the net fair market value of the consideration.

The determination of value by the Qualified Appraiser under the provisions of this Subsection shall be final and binding on all parties; provided, however, that if any acquiring Class A Member determines that it is not in the best interest of the acquiring Class A Member to acquire the subject Member’s interest after determination of the net fair market value of the consideration, any acquiring Class A Member shall have the right to cancel its proposed acquisition by dispatching written notice to the assigning Member within ten (10) Business Days following receipt from the Qualified Appraiser of written notice of the appraised value of the consideration. If such acquisition is cancelled, the formerly acquiring Class A Member shall bear the fees of the appraiser. Otherwise, the fees of such appraiser shall be borne equally by (i) the assigning Member and (ii) the acquiring Class A Members.

Any election or decision to cancel a proposed acquisition by an individual Class A Member shall be made individually by the Class A Member. However, the proposed acquisition of the subject Member’s interest from the assigning Member shall not be cancelled if one or more other Class A Members are willing to acquire all of the Member’s interest proposed for Assignment.

Any foreclosure sale, sale on execution or similar sale, conveyance, assignment or transfer of Member’s interest pursuant to any statutory, contractual or other rights of a secured party, judgment creditor or lien creditor, including any sale, conveyance or transfer in discharge of or incident to the payment of an indebtedness pursuant to any collateral assignment, pledge or other security instrument encumbering the 2Member’s interest, shall be deemed for purposes of this Article to be an “Assignment” by the Member owning such interest, and any such foreclosure sale, sale on execution or other sale, conveyance, transfer or assignment (including, without limiting the foregoing, any transfer in discharge, in whole or in part, of any indebtedness) which is not a Permitted Assignment shall be subject to the rights of first refusal and options of the Class A Members set forth in this Section, as well as any applicable purchase option set forth in Article VIII.

In that regard, any such creditor of the Member (or other assigning party) shall have the obligation prior to any such Assignment of first providing the other Class A Members with the binding written agreement between the assigning party and the proposed assignee, together with the notices and offers to all other Class A Members of the Member’s Group and all other Class A Members as required under the provisions of Subsection 7.4(a) above. The other Class A Members of the Member’s Group and all other Class A Members shall, within the time periods noted, have the options under Subsection 7.4(a) to acquire such interest for the consideration and on the terms offered by the proposed assignee, which may include the payment of that portion of any indebtedness that the potential assignee proposes to discharge as a result of such Assignment.

Any attempted sale, assignment, conveyance or exercise of any possessory right or transfer of Member’s interest, including any transfer in discharge of indebtedness, which is made or attempted without compliance with all of the provisions of this Subsection shall be null, void and subject to the prior rights of the Class A Members set forth in Subsection 7.4(a) and this Subsection.

(d) Notwithstanding anything in the foregoing provisions of Subsections 7.4(a), 7.4(b) and 7.4(c) to the contrary, only Eligible Members, and no other Class A Members, shall (i) be given and have the right to receive copies of the written agreements, notices and offers under the provisions of those Subsections and (ii) have the right to exercise the option to enter into an agreement with the assigning Member for acquisition of the Member’s interest. Further, only Eligible Units of Members shall be considered and utilized in computing the acquisition percentages under the provisions of Subsection 7.4(b).

7.5. Security Assignments. No Member shall collaterally assign, pledge or encumber all or any portion of its Member’s interest as security for the performance of an obligation in a Security Assignment to a party other than a Permitted Assignee without first obtaining the approval of the Managers, and any such action undertaken without such approval shall be null, void and of no force or effect as respects the Company and all other Members. Such approval shall not be unreasonably withheld. However, the Managers shall have the right to require any proposed collateral assignee, pledgee or holder of encumbrance to first (i) specifically acknowledge and agree in writing to honor and attorn to the provisions of Subsections 7.4(a) and 7.4(c) above, (ii) agree in writing to provide the Company and the other Members with written notice of any default in any obligation secured by the Member’s interest contemporaneously with any such notice given to the encumbering Member and (iii) fulfill all required conditions set forth in Sections 7.1, 7.7 and 10.1.

7.6. Limitations on Assignment. Notwithstanding any other provision of this Agreement, without the approval of the Managers, no Member shall assign any of its interest in the Company in an assignment that the Managers determine would, or would likely, result in a termination of the Company for tax purposes under Section 708(b)(1)(B) of the Code. Notwithstanding any other provision of this Agreement, without the approval of all Managers, no Member shall assign any of its interest in the Company in an assignment that any Manager determines would, or would likely, result in the Company being classified as an association or corporation for tax purposes under the Code. Notwithstanding any other provision of this Agreement, no Member shall assign any of its interest in the Company in an assignment that the Managers determine would, or would likely, constitute an assignment that is not permitted by applicable state or federal securities law. Any purported assignment made in violation of this Section shall be null, void and of no force or effect.

7.7. Assignment, Substitution and Admission Requirements and Documentation. An assigning Member (or its Representative) and any acquiring Member shall promptly, diligently and in good faith apply for and pursue any and all required Licenses, Regulatory Approvals and Court Approvals (if any) relative to the assignment of a Member’s interest or substitution of a party as a Member. No assignment of a Member’s interest, no substitution of a party as a Member and no admission of an additional Member shall be effective as against the Company or otherwise unless and until all required Licenses, Regulatory Approvals and Court Approvals (if any) have been obtained.

Unless otherwise approved by the Managers (i) no assignment, whether undertaken as contemplated in Article VI, this Article, Article VIII or otherwise, (ii) no substitution of a party as a Member and (iii) no admission of an additional Member shall be effective as against the Company or the other Members until the assignee or substituted or additional Member execute and deliver to the Company a Recognition and Attornment Agreement in the form of Exhibit “E” attached hereto and by this reference incorporated into this Agreement, and until they and all necessary Members and/or Managers execute and file all such agreements, certificates, amendments and other documents and perform all such other acts as the Managers deem necessary or advisable to (a) constitute the assignee as such or the substituted or additional Member as such after the completion of such assignment, substitution or addition under the laws of the State of Nevada and of each jurisdiction in which the Company is doing business and (b) bind the assignee or substituted or additional Member to the terms, conditions and restrictions of this Agreement. Each Member agrees upon request of the Managers to execute such agreements, certificates, amendments and other documents and perform such other acts as may be reasonably requested by the Managers from time to time.

Notwithstanding anything in this Agreement to the contrary, Members acquiring any Member’s interest under the provisions of Section 7.4 shall not be required to pay any consideration to the assigning Member until the fifth (5th) Business Day following the date when (i) the assigning Member has complied with the requirements set forth in the preceding paragraph and delivers duly endorsed Unit certificates and executed assignments in such form as the acquiring party may reasonably request to the acquiring party and (ii) all required Licenses, Regulatory Approvals and Court Approvals (if any) have been obtained as noted in Section 7.1, Section 10.1 and this Section.

7.8. Assignment Timing. Except as provided in Section 8.9, and unless otherwise agreed upon by the assignor and assignee and approved by the Managers, any assignment of a Member’s interest or substitution of a Member made in conformance with this Article shall be effective as of the first day of the calendar month succeeding the month in which (i) the execution and filing of instruments, agreements, certificates, amendments and other documents and the performance of other acts by the Members and the assignees are completed as required in Section 7.7, (ii) all required Licenses, Regulatory Approvals and Court Approvals (if any) have been obtained as noted in Section 7.1, Section 7.7 and Section 10.1 and (iii) the consideration has been paid by the acquiring party. Distributions with respect to an assigned interest in the Company and profits, losses, deductions, gains and credits attributed to such interest shall be allocated between the assignor and assignee of such interest in accordance with Section 4.5 as of the effective date of the assignment as provided in this Section.

7.9. Costs of Assignment. Any assigning Member and any assignee shall be jointly and severally obligated to reimburse the Company for any and all costs incurred by the Company that result from or are related to the assignment and any Member substitution, including legal, accounting, recording and filing fees.

7.10. Rights not to the Exclusion of Other Rights in this Agreement. Any and all rights of the Company and the Members that are set forth in this Article are in addition to, and not to the exclusion of, any and all other rights and obligations of the Company and the Members in this Agreement, including those rights and obligations set forth in Article VIII.

7.11. Basis Elections. The Managers, in their reasonable discretion, shall have the right and option of filing an election in accordance with applicable Regulations to cause the basis of Company property to be adjusted for federal income tax purposes as provided by Code Sections 734 and 743 in the event of an assignment of a Member’s interest by a Member, the death of a Member or the distribution of any property of the Company to a Member.

7.12. Charging Orders and Foreclosures. The entry by a court of competent jurisdiction of a charging order with respect to a Member’s interest constitutes a Credit Event, with the consequences set forth in Section 6.2 and giving rise to the rights and options set forth in Article VIII. The initiation of foreclosure with respect to a Member’s interest also constitutes a Credit Event, with the consequences set forth in Section 6.2 and giving rise to the rights and options set forth in Article VIII. Upon entry of a charging order or initiation of foreclosure, the creditor shall have the status of a Transferee, and any receiver appointed by the court with respect to the Member’s interest shall have the status of a Transferee. A Class A Member whose Member’s interest is subject to a charging order or foreclosure and who redeems the interest from the charging order by termination of the charging order or termination of the foreclosure shall, upon such redemption, be reinstated to full status as a Class A Member, with full right to participate in the management of the business and affairs of the Company without the need for consents or approvals from any other party.

7.13. Warrant Rights of First Refusal. No Warrant Holder shall sell, transfer or otherwise assign a Warrant without first complying with the requirements set forth in this Article. Each Member shall have those pre-emptive and prior privileges, preferences, options and rights of first refusal that follow in this Section. Any attempted assignment of a Warrant that is undertaken without the assigning Warrant Holder having first complied with all of the provisions of this Section, shall be null, void and subject to the prior rights of the Members as set forth in this Agreement. Any sale, transfer or assignment of a Warrant that is not a Permitted Assignment or a Security Assignment is hereinafter referred to in this Section as an “Assignment”. The provisions of this Section shall be applicable to and binding upon a Representative in the same manner as if the Representative were the applicable Warrant Holder with respect to a Warrant.

(a) If a Warrant Holder desires to make an Assignment, the Warrant Holder shall first obtain a binding written agreement executed by the Warrant Holder and the specific proposed, existing assignee, in whose name the assigned Warrant would reside in the books and records of the Company, setting forth the consideration, terms and conditions of the proposed Assignment, expressly and specifically conditioned upon, and only upon (i) the failure of any, or refusal of Class A Members to exercise their rights and options set forth in this Section and (ii) the fulfillment of all conditions to Assignment set forth in this Agreement. Thereafter, the assigning Warrant Holder shall deliver a copy of the written agreement to the Company and the Class A Members, together with a written offer to enter into that agreement with the Class A Members on the same terms and conditions set forth in the written agreement.

The Class A Members shall have one month following receipt of such notice within which to exercise their option to enter into such an agreement with the offering Warrant Holder unless they all sooner refuse in writing. Unless the option to enter into such agreement relative to all of the Warrants proposed for Assignment is exercised by one or more of the Class A Members by dispatching written notice to the assigning Warrant Holder within the one-month period, the assigning Warrant Holder shall be free to proceed with the transaction reflected in the written agreement (subject to the other provisions and conditions set forth in this Agreement) with, and only with, the other party to the written agreement, on the same terms and conditions set forth in the written agreement.

Except as provided in this Article, no Assignment of a Warrant shall be made unless the Warrant Holder first offers to make the Assignment to the Class A Members in the manner noted above, and under no circumstances shall an Assignment of a Warrant be made to any party or on any terms and conditions differing from those set forth in the submitted written agreement. It is the purpose of this Article to give Class A Members a pre-emptive, prior privilege, right, preference and option with respect to any Assignment of a Warrant.

(b) Should more than one Class A Member exercise their options to purchase under the provisions of this Section, then each such exercising Class A Member shall be entitled, at a minimum, to acquire a percentage of the Warrant being assigned, which percentage shall be computed by dividing (i) the number of Eligible Units held by such acquiring Class A Member by (ii) the sum total of the Eligible Units held by all Class A Members who exercise their options.

(c) Notwithstanding the other provisions of this Article, the Class A Members acquiring Member’s interests under the provisions of this Section shall have the right to withhold payment of consideration as noted in Sections 7.7 and 10.1.

Any foreclosure sale, sale on execution or similar sale, conveyance, assignment or transfer of Warrant pursuant to any statutory, contractual or other rights of a secured party, judgment creditor or lien creditor, including any sale, conveyance or transfer in discharge of or incident to the payment of an indebtedness pursuant to any collateral assignment, pledge or other security instrument encumbering the Warrant, shall be deemed for purposes of this Article to be an “Assignment” by the Warrant Holder owning such interest, and any such foreclosure sale, sale on execution or other sale, conveyance, transfer or assignment (including, without limiting the foregoing, any transfer in discharge, in whole or in part, of any indebtedness) shall be subject to the rights of first refusal and options of the Class A Members set forth in this Section.

In that regard, any such creditor of the Warrant Holder (or other assigning party) shall have the obligation prior to any such Assignment of first providing the Class A Members with the binding written agreement between the assigning party and the proposed assignee, together with the notices and offers to all other Class A Members as required under the provisions of Subsection 7.13(a) above. Class A Members shall, within the time period noted, have the options under Subsection 7.13(a) to acquire such interest for the consideration and on the terms offered by the proposed assignee, which may include the payment of that portion of any indebtedness that the potential assignee proposes to discharge as a result of such Assignment.

Any attempted sale, assignment, conveyance or exercise of any possessory right or transfer of a Warrant, including any transfer in discharge of indebtedness, which is made or attempted without compliance with all of the provisions of this Subsection shall be null, void and subject to the prior rights of the Class A Members set forth in Subsection 7.13(a) and this Subsection.

(d) Notwithstanding anything in the foregoing provisions of Subsections 7.13(a), 7.13(b) and 7.13(c) to the contrary, only Eligible Members, and no other Class A Members, shall (i) be given and have the right to receive copies of the written agreements, notices and offers under the provisions of those Subsections and (ii) have the right to exercise the option to enter into an agreement with the assigning Warrant Holder for acquisition of the Warrants. Further, only Eligible Units of Members shall be considered and utilized in computing the acquisition percentages under the provisions of Subsection 7.13(b).

(e) Any purported sale, assignment, transfer, pledge or other disposition of a Warrant is void unless administratively approved in advance by the Board Chairman, who may refer a request for administrative approval to the Board and Commission for consideration or deny the request for administrative approval for any reasonable cause.

(f) Unless otherwise approved by the Managers, no Assignment shall be effective as against the Company or the Members until (i) the Managers have received all Warrant certificates and other documents as the Managers deem necessary or advisable and (ii) any required Licenses, Regulatory Approvals and Court Approvals (if any) have been obtained, including those noted in Subsection 17.13(e) and (iii) consideration has been paid by the acquiring party. Notwithstanding anything in this Section to the contrary, Class A Members acquiring any Warrant under the provisions of this Section shall not be required to pay any consideration to the Warrant Holder until the fifth (5th) Business Day following the date when (i) the Warrant Holder has complied with the requirements set forth in the preceding provisions of this Subsection and delivers the Warrant certificates and executed assignments in such form as the acquiring party or the Managers may reasonably request and (ii) any required Licenses, Regulatory Approvals and Court Approvals (if any) have been obtained.

ARTICLE VIII

PURCHASE OPTIONS

8.1. Gaming Restrictions on Purchase Rights. Notwithstanding any other provision of this Agreement, Member’s interests and the Warrants shall at all times be subject to and governed by the Gaming Act and the Gaming Regulations. As a result, any purported sale, assignment, transfer, pledge, exercise of an option to purchase, or other disposition of any interest in the Company is void unless approved in advance by the Commission. Every Member and transferee of a Member’s interest must be licensed individually according to the provisions of the Gaming Act. No party may become a Member or transferee of a Member’s interest until it secures all required approvals of the Commission.

8.2. Establishment of Purchase Rights. In addition to (and not to the exclusion of) all other rights, options and remedies of the Company and the Members, whether set forth in this Agreement or otherwise, the “unaffected Class A Members” (as defined below) shall have, and each Member hereby gives and grants to the other Class A Members, the right and option to purchase the “affected Member’s interest” (as defined below) of the “affected Member” (as defined below), including any community property interest or other interest of the affected Member’s spouse, on the terms and conditions set forth in this Article upon the occurrence of any one or more of the events listed below relating to that Member (which Member is referred to in this Agreement as the “affected Member”, with the remaining other Class A Members being referred to in this Agreement as the “unaffected Members”). Unless otherwise specifically noted, the “affected Member’s interest” of the affected Member shall consist of all of the Units of the affected Member in the Company. Exercise of the purchase option shall require the exercise of one or more options to purchase all, not just part, of the Units in the affected Member’s interest. The events giving rise to purchase options under this Article are as follows:

(a) The resignation, withdrawal or retirement of a Member;

(b) The commission of an act of fraud by a Member against the Company;

(c) The breach or failure of a Member to perform any obligation of that Member that is expressly set forth in this Agreement, if the breach or failure continues for a period of one month following the date when the Managers have given written notice to the Member specifying such breach or failure and requesting that the Member cure that breach or perform the required obligation. The Member shall have the right to cure the breach or perform the required obligation at any time before, but not after, the exercise of a purchase option as a result of the breach or failure as provided in Section 8.3 or Section 8.4, in which event any such purchase option shall terminate and expire;

(d) The occurrence of a Credit Event with respect to a Member; provided, however, that the purchase options of the unaffected Members with respect to a Member’s interest shall be subject and subordinate to the rights of the affected Member under the provisions of Section 7.12 to redeem the interest prior to exercise of a purchase option, in which event, any such purchase option shall terminate;

(e) Transfer of a Member’s interest to a party who is not a Permitted Assignee following the dissolution of a Member (but only with respect to the Member’s interest that would be so transferred, which interest is the “affected Member’s interest”), unless the transfer is approved by Class A Members holding a Majority-in-Interest of Class A Units held by Class A Members other than the Class A Member being dissolved;

(f) Transfer of a Member’s interest to a party who is not a Permitted Assignee following the death of a Member who is a natural person (whether in his individual capacity or as trustee of a trust), but only with respect to the Member’s interest that would be so transferred, which interest is the “affected Member’s interest”.

If the Class A Members waive the right to exercise or fail to exercise any purchase option set forth in this Article, unless otherwise expressly provided in this Agreement, any assignee of an affected Member’s interest shall have the status of a Transferee.

8.3. Purchase Rights of Member Group. Upon the occurrence of an event giving rise to a purchase option under the provisions of Section 8.2, the unaffected Class A Members of the affected Member’s Member Group shall have, and the Members do hereby give and grant to those unaffected Class A Members, the right and option, subject to the provisions of Sections 6.1, 6.2, 7.1, 7.7, 8.1, 8.8, 8.10 and 10.1, to purchase the affected Member’s interest.

The exercise of the purchase option shall be by written notice given in accordance with the provisions of Section 8.7 no later than (i) the date that is twelve (12) months after the date of the applicable event described in Section 8.2 that gives rise to the option or (ii) the date that is six (6) months after the date the applicable unaffected Class A Members all receive written notice of the event (given to the Class A Members in accordance with the provisions of Section 10.3 by the affected Member or its Representative), whichever such date is last to occur. The option for any unaffected Class A Member in the affected Member’s Member Group shall not expire until the expiration of the foregoing period or periods unless that right and option is sooner waived in writing. Should more than one unaffected Class A Member of the affected Member’s Member Group exercise their options to purchase an affected Member’s interest, then each such Class A Member shall be entitled, at a minimum, to acquire a percentage of the total affected Member’s interest, said percentage to be computed by dividing (i) the number of Eligible Units held by such acquiring Class A Member by (ii) the sum total of Eligible Units held by all Class A Members who exercise their purchase options.

Notwithstanding anything in the foregoing provisions of this Section to the contrary, only Eligible Members, and no other Class A Members, shall (i) have the right to receive the written notices under those provisions and (ii) have the right to exercise the options for acquisition of the Member’s interest.

8.4. Purchase Rights of Other Unaffected Class A Members. If all unaffected Class A Members in the affected Member’s Member Group waive in writing their right to exercise, or fail to timely exercise any purchase option under the provisions of Section 8.3 then, the Members hereby give and grant to all other unaffected Class A Members, and all other unaffected Class A Members shall have the right and option, subject to the provisions of Sections 6.1, 6.2, 7.1, 7.7, 8.1, 8.8, 8.10 and 10.1, to purchase the affected Member’s interest.

In the event of any such waiver or failure on the part of all unaffected Members of the affected Member’s Member Group, the affected Member or its Representative shall give written notice of such waiver or failure to all other unaffected Class A Members, informing them of their purchase rights under the provisions of this Section. An unaffected Class A Member shall exercise the purchase option by giving written notice in accordance with the provisions of Section 8.7 within two (2) months from the date of receipt by the applicable unaffected Class A Member of the written notice of the Member’s purchase rights under the provisions of this Section as provided above, unless that option is sooner waived by the unaffected Class A Member in writing. That option shall not expire for any unaffected Class A Member until the expiration of two (2) months after the unaffected Class A Member has been given written notice as set forth above, unless that right and option is sooner waived in writing. Should more than one unaffected Class A Member exercise their options to purchase an affected Member’s interest, then each such Class A Member shall be entitled, at a minimum, to acquire a percentage of the total affected Member’s interest, said percentage to be computed by dividing (i) the number of Eligible Units held by such acquiring Class A Member by (ii) the sum total of Eligible Units held by all Class A Members who exercise their purchase options.

Notwithstanding anything in the foregoing provisions of this Section to the contrary, only Eligible Members, and no other Class A Members, shall (i) have the right to receive the written notices under those provisions and (ii) have the right to exercise the options for acquisition of the Member’s interest.

8.5. Purchase Prices. The purchase price of a Member’s interest to be acquired pursuant to the provisions of Section 8.3 or 8.4 is referred to in this Agreement as the “Purchase Price” and shall be determined as follows:

(a) In the event of the purchase of an affected Member’s interest purchased by reason of the occurrence of an event described in Subsection 8.2(b), the Purchase Price for the affected Member’s interest shall be equal to the greater of ONE HUNDRED DOLLARS ($100.00) or the amount of the positive Adjusted Capital Account Balance, if any, of the capital account of the affected Member as of the end of the calendar month in which that event occurs. The amount of that capital account Adjusted Capital Account Balance shall be determined by the Accountants after the Accountants and the Managers first allocate Company income, gain, loss, deduction and credit accrued through that calendar month in accordance with the provisions of Article IV.

(b) The Purchase Price for an affected Member’s interest purchased by reason of the occurrence of an event described in Subsection 8.2(d) shall be equal to its net fair market value as of the date of the event giving rise to the purchase option, determined in the manner set forth in this Subsection. If the net fair market value of the affected Member’s interest is not agreed upon by the acquiring party or parties and the party from whom the interest is to be acquired, the acquiring party or parties shall hire the services of a Qualified Appraiser for purposes of determining the net fair market value of the Member’s interest. The appraiser’s determination of net fair market value shall be binding on the acquiring party as well as the party from whom the interest is being acquired as the Purchase Price; provided, however, that if an acquiring party determines it not to be in the best interest of that party to acquire the affected Member’s interest after determination of the net fair market value of the affected Member’s interest by appraisal, the acquiring party shall have the right to cancel the proposed purchase, in which case the acquiring party shall bear the fees of any appraiser retained pursuant to the provisions of this Section, and the Purchase Price for the affected Member’s interest shall be the Purchase Price determined by that appraisal process for purposes of any purchase options thereafter remaining in effect (if any) under the provisions of this Article.

(c) The Purchase Price for an affected Member’s interest purchased by reason of the occurrence of an event described in Subsection 8.2(a) or 8.2(c) shall be equal to the greater of ONE HUNDRED DOLLARS ($100.00) or EIGHTY PER CENT (80%) of the net fair market value of the affected Member’s interest, determined in the manner set forth in Subsection 8.5(b); provided, however, that if an acquiring party determines it not to be in the best interest of that party to acquire the affected Member’s interest after determination of the net fair market value of the affected Member’s interest by appraisal, the acquiring party shall have the right to cancel the proposed purchase, in which case the acquiring party shall bear the fees of any appraiser retained pursuant to the provisions of this Section, and the Purchase Price for the affected Member’s interest shall be the Purchase Price determined by that appraisal process and the provisions of this Subsection for purposes of any purchase options thereafter remaining in effect (if any) under the provisions of this Article. It is hereby acknowledged, agreed and stipulated by all Members that the occurrence of an event described in Subsection 8.2(a) or 8.2(c) shall result in substantial damage to the Company and the unaffected Members, the extent and amount of which shall be difficult to determine. The Members therefore stipulate, acknowledge and agree that if a purchase option is exercised as a result of the occurrence of an event described in Subsection 8.2(a) or 8.2(c), the Purchase Price as determined under the provisions of this Subsection shall constitute a fair and reasonable amount to pay for the affected Member’s interest, taking into consideration the value of the Member’s interest and the reasonably estimated damages resulting from the occurrence of the event or the failure. All Members stipulate, acknowledge and agree that such damages are reasonably approximated by the TWENTY PER CENT (20%) difference between the Purchase Price determined under Subsection 8.5(b) and the Purchase Price determined under this Subsection and that such difference shall constitute liquidated damages.

8.6. Payment of Purchase Price. At the option of the acquiring party, the payment of the Purchase Price for a Member’s interest purchased under the provisions of this Article shall be made on either of the following terms and conditions, subject, in either case, to the conditions set forth in Section 8.8:

(a) In cash, in full, within three (3) months of determination of the Purchase Price for the Member’s interest; or

(b) By a cash down payment of not less than TWENTY PER CENT (20%) of the Purchase Price to be paid within three (3) months of determination of the Purchase Price for the Member’s interest, with the remaining balance to be reflected in an unsecured promissory note in the form of Exhibit “F” attached hereto and by this reference incorporated into this Agreement, which promissory note shall be delivered and dated as of the date of payment of the cash down payment, but in no event later than the date when said down payment is required to be made, considering the provisions of Sections 8.8 and 10.1.

8.7. Exercising Options and Making Elections. If more than one unaffected Class A Member exercise their options to acquire an affected Member’s interest, any elections to be made in determining the method of payment of the Purchase Price pursuant to Section 8.6 shall be made independently by each acquiring Class A Member. The exercise of all purchase options and all elections to be made under the provisions of Section 8.6 by an acquiring party shall be by written notice dispatched by or on behalf of the acquiring party to the party or parties from whom the affected Member’s interest is being acquired.

8.8. Conditions Precedent to Payment of Purchase Price. If a Member’s interest is to be purchased pursuant to this Article, prior to the date when any payment is or shall be required to be made therefor, the party or parties acquiring the Member’s interest shall, at their cost, first promptly, diligently and in good faith apply for and pursue any and all required Licenses and other Regulatory Approvals (including approvals noted in Section 8.1) other than any required Court Approvals.

If a Member’s interest is to be purchased pursuant to any provision of this Article, prior to the date when any payment is or shall be required to be made therefor, the party or parties from whom the Member’s interest is to be acquired shall, at their cost, first promptly, diligently and in good faith apply for and pursue any and all necessary Court Approvals of the subject transaction and shall execute, duly endorse and deliver to the acquiring party or parties, contemporaneously with the payment of any portion of the Purchase Price, all such assignments, Unit certificates, transfer documents and other documents and instruments as may be reasonably requested by the acquiring party.

Notwithstanding anything in this Article to the contrary, the acquiring party’s payment obligations, including any obligation to date or deliver any promissory note to be given in payment or partial payment of the Purchase Price, shall not arise and shall be suspended (and no interest shall commence to accrue under any such promissory note) until the fifth (5th) Business Day following the date when all required Licenses, Regulatory Approvals and Court Approvals (if any) have been obtained and (ii) all such requested assignments, Unit certificates, transfer documents and other documents and instruments have been delivered.

8.9. Tender of Payment. When all required Licenses, Regulatory Approvals and Court Approvals (if any) relative to the acquisition of a Member’s interest under this Article have been obtained, a party acquiring a Member’s interest pursuant to the provisions of Article VII or this Article VIII shall have the right to tender payment of the Purchase Price to the party from whom the Member’s interest is being acquired, which tender may be conditioned upon the acquiring party’s receipt of such assignments, transfer documents, duly endorsed Unit certificates and other documents and instruments as may be reasonably requested by the acquiring party. Such tender shall be deemed to have been made when the acquiring party shall have (i) segregated cash equal to the required down payment of the Purchase Price in an account separate and apart from the acquiring party’s other cash assets (which account may be, but need not be, an escrow account or an attorney’s or real estate broker’s trust account and need not be interest-bearing), (ii) executed an undated promissory note for any balance of the Purchase Price, (iii) executed and delivered to the Managers such documents and performed such acts as may be requested by the Managers pursuant to Section 8.10 and (iv) given notice to the party from whom the Member’s interest is being acquired that the acquiring party is ready, willing and able to consummate the acquisition, specifying the nature of the assignments, transfer documents, duly endorsed Unit certificates and other documents and instruments that are requested by the acquiring party (or including execution copies of those assignments, certificates, documents and instruments with the notice).

If and when the tender provided for in the foregoing paragraph is made, whether or not the party from whom the Member’s interest is being acquired executes and delivers to the acquiring party the duly endorsed Unit certificates, and duly executed assignments, transfer documents and other documents and instruments reasonably requested by the acquiring party, the acquiring party shall have the status of a Transferee with respect to the subject Member’s interest following the end of the calendar month in which the tender is made, at which time neither the affected Member nor its Representative shall any longer have any right or interest in or with respect to the Member’s interest. If and when the tender is made, the acquiring party shall have the right, at its option, to seek to become a substituted Member pursuant to the provisions of Section 7.2 with respect to the acquired Member’s interest at the end of the calendar month in which the tender is made, subject to and conditioned upon obtaining all required approvals and fulfilling all required conditions, including the conditions set forth in Section 8.1 and Section 8.10, as if the party making the tender had purchased the subject Member’s interest. If the acquiring party does not become a substituted Member with respect to the acquired Units, those Units shall be deemed not to exist for purposes (but only for purposes) of exercising options (including purchase options) performing acts, calling meetings, establishing a quorum, executing documents, giving consents, casting votes, exercising discretion and making designations.

Notwithstanding the provisions of the immediately preceding paragraph, the acquiring party’s payment and promissory note delivery obligations shall not arise, nor need any promissory note be dated or commence to accrue interest until the 5th Business Day following the date when all reasonably requested and duly endorsed Unit certificates, and executed assignments, transfer documents and other documents and instruments are delivered to the acquiring party. Nor shall the acquiring party be obligated to pay interest or any tendered cash that is segregated for payment for any of the Purchase Price until the expiration of that 5th Business Day.

8.10. Acquisition Documentation. If a Member’s interest is purchased by another Member pursuant to any provision of this Article, the acquiring party shall be limited to the rights of a Transferee unless the acquiring party becomes a substituted Member with respect to the acquired Member’s interest as provided in Section 7.2, including the fulfillment of all required conditions set forth in Sections 7.1, 7.7, 8.1 and 10.1.

If a Member acquiring a Member’s interest under the provisions of this Article does not become a substituted Member with respect to the acquired Units, the acquiring Member shall be limited to the rights of a Transferee with respect to those Units, and the Units shall be deemed not to exist for purposes (but only for purposes) of exercising options (including purchase options) performing acts, calling meetings, establishing a quorum, executing documents, giving consents, casting votes, exercising discretion and making designations.

8.11. Precedence and Waiver. In the event of conflict between the provisions of this Article and the other provisions of this Agreement other than Section 10.1, the provisions of this Article shall prevail. Each Member hereby expressly waives any and all rights, statutory or otherwise, which may in any way conflict with the purchase rights and options set forth in this Article.

8.12. Payment of Expenses. Except as set forth in Sections 8.8 and 10.1, an affected Member or (if applicable) its Representative shall be obligated to reimburse the Company for any expenses incurred by the Company resulting from, or in any way related to, any purchase of an affected Member’s interest contemplated in this Article, including, without limitation, interest expense, legal fees, recording fees, filing fees and the costs of preparing any amendments to this Agreement and any other Company documents.

ARTICLE IX

ACCOUNTING METHOD, BANK ACCOUNTS AND TAX ELECTIONS

9.1. Accounting Method. The Managers, after conferring with the Accountants, shall adopt such method of accounting for the Company as shall be determined to be of benefit to the Company and the Members.

9.2. Bank Accounts. The Managers shall open and maintain on behalf of the Company a bank account or accounts with such depositories as they shall determine, in which all monies received by or on behalf of the Company shall be deposited. All checks and withdrawals from such accounts shall be made upon the signature of such person or persons as the Managers may, from time to time, designate.

9.3. Tax Elections. All elections required or permitted to be made by the Company under the Code, including any election relative to the Company Tax Year, shall be made by the Managers after having consulted with the Accountants.

ARTICLE X

MISCELLANEOUS

10.1. Licensing, Regulatory Approvals and Court Approvals. Notwithstanding any other provision of this Agreement, no assignment or purchase of a Member’s interest or Warrant shall be made, nor shall any consideration with respect thereto to be paid, except, in each such instance, in compliance with all applicable laws, ordinances and regulations and until all required Licenses, Regulatory Approvals and Court Approvals (if any) have been first obtained. An assignment made without any required License or Regulatory Approval shall be void and without effect until either (i) the Company shall cease to be subject to the authority of the regulating authority or (ii) the regulating authority shall, by affirmative action, validate such assignment or waive any defect in such assignment. Any date set forth in this Agreement for the payment or delivery of consideration relative to any such assignment or purchase shall be automatically extended to the fifth (5th) Business Day following the date when the foregoing conditions have been fulfilled. In the event of conflict between the provisions of this Section and any other provision of this Agreement, the provisions of this Section shall prevail.

The Company shall promptly and diligently use its best efforts to seek all Licenses and Regulatory Approvals required of the Company in connection with the transfer or purchase of a Member’s interest or Warrant, or the substitution of a Member under this Agreement. Members shall promptly, diligently and in good faith apply for and pursue any Licenses and Regulatory Approvals required of them and promptly execute and submit any and all applications and documents that may be required to be executed and/or submitted by them in connection with the transfer or purchase of a Member’s interest or Warrant. The acquiring or substituting party or parties shall promptly pay all reasonable and necessary costs and filing fees incurred in connection with the obtaining of such Licenses and Regulatory Approvals, including costs and filing fees incurred by the Company and any Members, save and except for costs and fees incurred in connection with the obtaining of Court Approvals, which costs and fees shall be promptly paid by the assigning Member or (if applicable) its Representative.

10.2. Other Activities of Members. Nothing contained in this Agreement shall prevent any of the Members and Managers from engaging in or possessing an interest in any business activities outside of the Company. No Member or Manager shall, by virtue of its interest or position in the Company, have any interest in such other activities of any other Member or Manager. The Company shall have the right at all times to contract and otherwise deal with Members and Managers, their employees and affiliates. Each Member and Manager may engage for its own account and for the account of others in any business ventures, including the conduct of gaming, whether on its own behalf or on behalf of other partnerships, joint ventures, corporations or other entities in which it has an interest and whether or not in competition with the Company. No Member, Manager or employee of any Member or Manager shall be obligated or bound to offer or present to the Company or any Member, any interest or business opportunity as a prerequisite to the acquisition of, or investment in such business opportunity by such Member, Manager or employee for its account or the account of others.

10.3. Notices. All elections, notices, consents, requests, claims, demands, approvals, waivers, deliveries and other communications permitted, desired or required to be given hereunder (referred to collectively in this Agreement as “notice[s]”) shall be in writing and shall be effective and deemed to be both “given” and “received” (i) when hand delivered to the address of the receiving party, (ii) when delivered to the address of the receiving party by Express Mail, Federal Express or other commercial delivery service, (iii) on the third (3rd) Business Day following deposit in the United States Mail as certified or registered mail, return receipt requested or (iv) when successfully transmitted by facsimile transmission, in any of such cases, delivered, addressed or dispatched to the applicable party or parties as follows:

(a) If to the Company, to the then principal office of the Company, with a copy to be similarly given to the Company at its registered office;

(b) If to any Member, to the last known business address (or facsimile number) of the Member as set forth in the books and records required to be kept by the Company pursuant to Act Section 86.241.

A Member may, from time to time, change its address for receiving notices by giving written notice to the Company in the manner set forth above.

10.4. Waiver of Action for Partition. Each Member hereby irrevocably waives any right, including any statutory right, that it may have to initiate or maintain (i) any action during the duration of the Company for partition of any real property that may be owned by the Company and (ii) any action following dissolution of the Company for partition of any real property, any undivided interest in which is distributed to the Member as a distribution upon dissolution of the Company. The foregoing provision is for the benefit of the Company, each Member, and each Member that receives any undivided interest in real property as a distribution upon dissolution of the Company.

10.5. Further Assurances. The Members shall promptly execute and deliver such further instruments and do such further acts and things as may be required to carry out the intents and purposes of this Agreement.

10.6. Agreement in Counterparts. This Agreement may be executed in counterparts, and different counterparts that collectively contain the signatures of all Members shall constitute one agreement binding on all Members, notwithstanding that all Members may not be signatories to the original or to the same counterpart. Likewise, this Agreement (or counterparts of this Agreement) may contain and be executed with multiple signature pages or sets of signature pages to accommodate the signatories, in which case this Agreement shall be binding on all Members, the same as if one set of signature pages had been executed by all Members.

10.7. Captions. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

10.8. Creditor Rights. None of the provisions of this Agreement is intended to be or shall be for the benefit of or enforceable by any creditor of either the Company or any Member, whether or not the creditor is named or mentioned in this Agreement.

10.9. Governing Law and Successors. This Agreement and the rights and obligations of the Members and Managers shall be governed by and construed in accordance with the laws of the State of Nevada. Except as otherwise expressly provided in this Agreement, all provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by and against, the heirs, successors, legal representatives and assigns (where assignment is permitted) of the parties hereto.

10.10. Survival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement shall survive until the complete distribution of all Company assets, except to the extent that a representation, warranty or agreement expressly provides otherwise.

10.11. Use of Pronouns; Singular and Plural; “Parties”. Masculine, feminine and neuter pronouns shall be substituted freely for each other, and the plural and singular forms of pronouns shall be substituted for each other in any place or places in this Agreement in which the context requires such substitution. Reference in this Agreement to the plural “Managers” or “Members” shall mean the singular “Manager” or “Member” at any time that there is a single Company Manager or Member. As used in this Agreement, the term “party” shall mean any individual, corporation, partnership, limited-liability company, trust or other entity, of any kind or nature.

10.12. Waiver of Inconsistent Rights and Partial Validity. Each Member hereby waives any right that it may have, including, but not limited to any statutory right relative to management of the Company, which is inconsistent with the provisions of this Agreement. If any Section, Subsection, paragraph, term or provision of this Agreement should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all Sections, Subsections, paragraphs, terms and provisions not specifically held invalid, void or unenforceable shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, and any invalid or unenforceable Section, Subsection, term or provision shall be enforced and given effect to the greatest extent legally permissible.

10.13. Time of the Essence. Time is of the essence of each and every provision of this Agreement and required or permitted performance of Members and Managers set forth in this Agreement.

10.14. Supersession. This Agreement contains the entire agreement between the Members and supersedes all prior agreements and all contemporaneous oral agreements of the Members relative to the Company.

10.15. Amendment of Articles or Operating Agreement. This Agreement and/or the Articles may be amended only by a written document reflecting the written consent of, and executed by Class A Members who are Eligible Members and who hold Class A Units that are Eligible Units constituting at least two-thirds (2/3) of all Eligible Units; provided, however, that this Agreement and/or the Articles shall not be amended in violation of any Financing Restriction, and any such purported amendment shall be null, void and of no force or effect.

10.16. Remedies Cumulative. Any remedies noted in this Agreement are not intended to be exclusive of other remedies that would be available upon occurrence of the events giving rise to such remedies unless such exclusivity is expressly stated. Any such noted remedies are intended to be in addition to any and all other remedies available under this Agreement, at law or in equity, unless otherwise expressly provided in this Agreement.

10.17. Construction, Business Days and Waivers. The Members acknowledge and agree that no provision of this Agreement should be construed in favor of or against any Manager or Member, but should instead be interpreted without prejudice to or in favor of any party and in accordance with the general tenor of its language. Reference in this Agreement to the “discretion” of a party means the party’s sole and absolute discretion. Such discretion shall not be subject to any standard of custom, “reasonableness” or other external standard other than good faith. Any reference in this Agreement to a “business” day refers to a day that is not a Saturday, Sunday, or legal holiday (or observed as a legal holiday) for Nevada state governmental offices pursuant to Nevada Revised Statutes. Except as may be expressly set forth in this Agreement, no party shall have the right to rely upon, and no party shall be bound by or subject to, any agreement, statement or waiver unless it is in writing by a party purportedly making the same. A waiver by a party of any condition, duty or obligation shall not constitute a waiver of any other condition, duty or obligation or a continuing waiver of the same, subsequently arising condition, duty or obligation.

10.18. Attorneys’ Fees and Jurisdiction. If legal action is instituted to enforce any right or obligation provided for in this Agreement or to interpret or have declared the rights or obligations of any party hereunder or relative hereto, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties their reasonable attorneys’ fees and costs of suit, with the amount thereof to be determined by the court in such action. It is hereby stipulated and agreed by and between all Members, Managers and the Company that the Eighth Judicial District Court of the State of Nevada shall be the sole and exclusive forum for the resolution of any disputes arising among and/or between any Members, Managers and/or the Company. The Company, and each Member and Manager expressly and unconditionally hereby confer jurisdiction for the resolution of any and all such disputes upon such court. If any litigation commenced in such court is properly removable to a federal court under the laws of the United States of America, such removal may take place if the legal basis for removal exists; provided, however, that all Members, Managers and the Company agree that the exclusive venue of the federal forum for the resolution of any such dispute shall be the United States District Court for the District of Nevada, southern division, located in Las Vegas, Nevada.

10.19. Specific Performance. By execution of this Agreement, all Members stipulate, acknowledge and agree, and by acquiring any interest in the Company, all parties shall be deemed to have stipulated, acknowledged and agreed that Member’s interests have no readily ascertainable market value and are unique in character; that damages resulting from a breach of this Agreement could not be readily ascertained; that remedies at law would be inadequate to afford complete relief; and that the provisions of this Agreement shall therefore be specifically enforceable and may be specifically enforced.

. . .

. . .

. . .

(Signature Page Follows)

The undersigned, being all of the Members of the Company, hereby adopt this Operating Agreement, to be effective as noted in Section 1.1 of this Agreement.

EXECUTED to be effective upon occurrence of the Substantial Consummation Date.

“MEMBERS”

/s/ ANTHONY TOTI
ANTHONY TOTI

MICHAEL J. GAUGHAN FAMILY LLC, a Nevada limited-liability company

By	/s/ MICHAEL J. GAUGHAN
MICHAEL J. GAUGHAN
Class A Member

/s/ ROBERT R. BLACK, SR.
ROBERT R. BLACK, SR.

NGA AcquisitionCo, LLC, a Nevada limited-liability company

By	/s/ RYAN L. LANGDON
RYAN L. LANGDON, Manager

EXHIBIT “A”

DEFINITIONS

“Accountants”. The certified public accounting firm designated by the Managers under the provisions of Section 3.16 to maintain Company accounts and prepare statements of account together with all tax reporting information.

“Act”. Chapter 86 of Nevada Revised Statutes as the same may be amended, from time to time.

“Adjusted Capital Account Balance”. With respect to a Member’s capital account, the balance in such capital account at the applicable time, but reversing (and thereby ignoring the effect of) all prior and concurrent adjustments to that Member’s capital account made pursuant to Paragraph 2 or Paragraph 4 in Exhibit “D”.

“Adjusted Capital Account Deficit”. With respect to any Member, the deficit balance, if any, in such Member’s capital account as of the end of the relevant Tax Year, after giving effect to the following adjustments:

(a) Credits to such capital account in any amounts (if any) that such Member is or becomes obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b) Debits to such capital account in the amounts of the items described in Regulations Sections 1.704-1 (b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition is intended to comply with the provisions of Regulations Section 1.704-1 (b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Articles”. The Company’s Articles of Organization as they may be amended, modified and restated from time to time.

“Bankruptcy Code”. 11 U.S.C.

“Board”. The Nevada State Gaming Control Board.

“Board Chairman”. The Chairman and Executive Director of the Nevada State Gaming Control Board.

“Business Days”. Days that are not Sundays, Saturdays or legal holidays (or observed as legal holidays) for Nevada state governmental offices pursuant to Nevada Revised Statutes.

“Code”. The Internal Revenue Code of 1986 as it may be amended, from time to time.

“Commission”. The Nevada Gaming Commission.

“Company Minimum Gain”. An amount determined by first computing for each Company Non-recourse Liability any gain the Company would realize if it disposed of Company property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Tax Year, the net increase or decease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Tax Year with the Minimum Gain on the last day of the current Tax Year. Notwithstanding any provision to the contrary contained in this Agreement, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Member’s share of Company Minimum Gain at the end of any Tax Year equals the sum of Non-recourse Deductions allocated to that Member (and to that Member’s predecessors in interest) up to that time and the distributions made to that Member (and to that Member’s predecessors in interest) up to that time of proceeds of a non-recourse liability allocable to an increase in Company Minimum Gain, minus the sum of that Member’s (and that Member’s predecessors’ in interest) aggregate share of the net decreases in Company Minimum Gain, plus that Manager’s aggregate share of decreases resulting from revaluations of Company property subject to one or more Company Non-recourse Liabilities.

“Company Non-recourse Liability”. Any enforceable debt or obligation for which the Company is liable or which is secured by Company property to the extent that no Member or Related Person bears the economic risk of loss (as defined in Regulations Section 1.752-2) with respect to the liability.

“Court Approvals”. Approvals, consents and confirmations of any courts of law and other judicial authorities required for a referenced act, action, transaction, status, office or position.

“Council”. The City Council of the City of Mesquite, Nevada.

“Credit Event”. A Credit Event with respect to a Member shall consist of any of the following:

(a) The filing with the bankruptcy court of a voluntary petition under the Bankruptcy Code by a Member, commencing a case under the Bankruptcy Code.

(b) The adjudication of a Member as a bankrupt or insolvent.

(c) The filing of a petition or answer by a Member seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation.

(d) The filing of an answer or other pleading by a Member admitting or failing to contest the material allegations of a petition filed against it in any proceeding of the nature noted in (c) above.

(e) A Member seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of (i) the Member, (ii) all or any substantial part of its properties or (iii) any portion of its Member’s interest.

(f) The expiration of one hundred twenty (120) days after the commencement of any proceeding against a Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, with the proceeding not having been dismissed.

(g) The expiration of ninety (90) days after the appointment, without its consent or acquiescence, of a trustee, receiver or liquidator of a Member, or of all or any substantial part of its properties, with such appointment not having been vacated or stayed, or the expiration of ninety (90) days after the expiration of any such stay without the appointment having been vacated.

(h) The making of an assignment for the benefit of creditors by a Member.

(i) The entry by a court of competent jurisdiction of a charging order with respect to the Member’s interest.

(j) The initiation of any judicial or non-judicial action, proceeding or procedure to foreclose upon or otherwise acquire or recover the Member’s interest by the holder or beneficiary of a lien, encumbrance, collateral assignment or other security interest (whether or not perfected) in the Member’s interest.

“Debtors”. Black Gaming, LLC and its directly and indirectly wholly-owned subsidiaries, Virgin River Casino Corporation, B & BB, Inc., R. Black, Inc., RBG, LLC, CasaBlanca Resorts, LLC, Oasis Interval Ownership, LLC, Oasis Interval Management, LLC and Oasis Recreational Properties, Inc.

“Eligible Members”. Class A Members holding Eligible Units and whose voting rights have not been suspended, terminated or otherwise made ineffective pursuant to this Agreement.

“Eligible Units”. Class A Units, the holders of which are permitted to exercise voting rights relative to the Unit under the terms and conditions of this Agreement.

“Financing Restrictions”. Covenants, conditions and restrictions imposed on the Company under the terms of a financing agreement or arrangement obtained by the Company.

“Gaming Act”. The Nevada Gaming Control Act, Chapter 463 of Nevada Revised Statutes, as it may be amended from time to time.

“Gaming Authorities”. The Commission, the Board, the Board Chairman and the Council.

“Gaming Regulations”. Rules, standards, directives and statements of general applicability of the Board or the Commission that effectuate law or policy, including a proposed regulation and the amendment or appeal of a prior regulation.

“Interest Rate”. A “floating” interest rate equal to TWO PER CENT (2%) per annum in excess of the prime rate of interest as established by Bank of America Nevada, being the rate which is established from time to time as the “base rate” or “prime rate” by the management of Bank of America Nevada for the guidance of its loan officers, whether or not that rate shall be otherwise published. Changes in the Interest Rate shall be effective as of the date of change of the prime rate.

“License”. Any license, order of registration, finding of suitability or other related gaming approval issued by the Commission.

“Majority-in-Interest”. With respect to any particular group of Class A Members, FIFTY-ONE PER CENT (51%) of the Eligible Units held by the Eligible Members in that group of Class A Members.

“Manager”. A party named in Article III or elected pursuant to Article III to manage the Company.

“Member Group”. Class A Members shall be divided into two (2) groups as noted in Exhibit “B” to this Agreement. The two groups are referred to as the “Black Group” and the “Newport Group”. Each of those Groups is referred to in this Agreement as a “Member Group”. Substituted Members and Transferees with respect to a Member’s interest shall be deemed members of the same Member Group as the predecessor Member unless the substituted Member is already a member of the other Member Group, in which case the substituted Member shall be deemed to be a member of that other Member Group with respect to the acquired Member’s interest. Reference in this Agreement to a “Member’s Group” is reference to the Member Group of which the Member is a member.

“Member Minimum Gain”. An amount determined by first computing for each Member Non-recourse Liability any gain the Company would realize if it disposed of Company property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Member Minimum Gain includes such minimum gain arising from a conversion, refinancing or other change to a debt instrument, only to the extent a Member is allocated a share of that minimum gain. For any Tax Year, the net increase or decrease in Member Minimum Gain is determined by comparing the Member Minimum Gain on the last day of the immediately preceding Tax Year with the Minimum Gain on the last day of the current Tax Year. Notwithstanding any provision to the contrary contained in this Agreement, Member Minimum Gain and increases and decreases in Member Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

“Member Non-recourse Liability”. Any enforceable debt or obligation for which the Company is liable or which is secured by Company property to the extent the liability is non-recourse under state law, and on which a Member or Related Person bears the economic risk of loss under Regulations Section 1.752-2 because, for example, the Member or Related Person is the creditor or a guarantor.

“Member Principals”. Parties owning a majority of the voting and the equity ownership interests of a Member, and parties who wholly-own any such parties.

“Membership Percentages”. The percentages noted as “Membership Percentages” in Exhibit “B” to this Agreement, as such percentages may be modified from time to time by reason of the addition or removal of Members, amendment of this Agreement or other modification or adjustment provided for in this Agreement. The Membership Percentage of a Member at any applicable time shall be the percentage computed by dividing the number of Membership Units held by the Member at that time by the total number of Membership Units owned by all Members at that time.

“Non-economic Unit Number Modifications”. Unit distributions, splits, divisions, reverse splits or similar modifications of the number of issued and outstanding Units without substantive economic effect to the Company occurring prior to issuance of Class B Units as a result of exercise of the Warrants, pursuant to which, for which and through which modifications the Company receives no asset, capital contribution or other consideration, and pursuant to which, for which and through which modifications neither the identity nor number of Members changes. Any such changes in the number of issued and outstanding Units occurring after issuance of Class B Units pursuant to the Warrants, and all other changes in the number of issued and outstanding Units, including, but not limited to, changes resulting from, or in consideration of, capital contributions or other asset transfers to the Company, Company mergers, consolidations, capitalizations or reorganizations, or transactions pursuant to which and through which either the identity or number of Members changes, are not Non-economic Unit Number Modifications.

“Non-recourse Liabilities”. Non-recourse liabilities include Company Non-recourse Liabilities and Member Non-recourse Liabilities.

“Open Seat”. A Manager position that a Member Group affirmatively elects to leave vacant for a fixed or indefinite period of time until the Members of that Member Group elect a Manager to fill that vacant position.

“Permitted Assignee”. A party acquiring a Member’s interest who is already an Eligible Member or any of the following:

(a) Any parent, spouse, sibling or lineal descendent of the Member, or any spouse of any such sibling or lineal descendent;

(b) Trusts and trustees of trusts in which a majority of the trustees or in which beneficiaries having a beneficial interest in a majority of the trust income are the assigning Member and/or parties described in (1) above and (3) below;

(c) Corporations, partnerships, joint ventures, limited-liability companies and other entities and enterprises, a majority of the voting and the equity ownership interests of which are owned, directly or indirectly, by (i) one or more assigning Members, (ii) one or more of the parties described in (1) and (2) above relative to those assigning Members and/or (iii) one or more Member Principals of the Member.

(d) Any Member Principals of the Member.

“Permitted Assignment”. Any of the following assignments by an assigning Member or Warrant Holder:

(a) An assignment to an Eligible Member that is an existing member of the assignor’s Member Group, if the assignor is a member of a Member Group;

(b) An assignment to any Eligible Member if the assignor is not a member of a Member Group or is the only member of a Member Group;

(c) An assignment, transfer or distribution of a Member’s interest or Warrant, or any portion thereof, made for no consideration or nominal consideration, such as a gift, a donation, a charitable contribution, or a distribution made for no return consideration, including, but not limited to, a distribution made by a partnership Member to its partners, a corporate Member to its stockholders, a limited-liability company Member to its members, a joint venture Member to its venturers and a trustee Member to a trust beneficiary, or a transfer incident to a reorganization, consolidation or merger;

(d) The assignment of a Member’s interest, or any portion thereof, by a Member to any of the following:

(1) Any parent, spouse, sibling or lineal descendent of the Member, or any spouse of any such sibling or lineal descendent;

(2) Trusts in which a majority of the trustees or in which beneficiaries having a beneficial interest in a majority of the trust income are the assigning Member and/or parties described in (1) above and (3) below; or

(3) Corporations, partnerships, joint ventures, limited-liability companies and other entities and enterprises, a majority of the voting and the equity ownership interests of which are owned, directly or indirectly, by (i) one or more assigning Members, (ii) one or more of the parties described in (1) and (2) above relative to those assigning Members and/or (iii) one or more Member Principals of the Member.

(4) Any Member Principals of the Member.

(e) In the case of a Member acting as a Member by virtue of being trustee of a trust, any change, substitution, death, resignation or removal of the Member as trustee or any assignment to a beneficiary; or

(f) An assignment of a Member’s interest to another Member after the exercise by the assignee of an option set forth in Article VII or Article VIII.

“Plan”. The confirmed Debtors’ Final Joint Plan of Reorganization in Case No. BK-10-13301-BAM (and related cases of the Debtors with which that case has been jointly administered) in the United States Bankruptcy Court for the District of Nevada.

“Qualified Appraiser”. A nationally recognized business and asset appraisal company. With respect to an appraisal of a Member’s interest in the Company, the appraiser shall have appraised gaming companies or interest in gaming companies in the State of Nevada at least three (3) different times during the five (5) calendar years prior to the year in which the appraiser is retained. With respect to an appraisal of any other asset, the qualified appraiser shall have appraised assets of a similar type at least three times during the five calendar years prior to the year in which the appraiser is retained.

“Regulations”. Except where the context indicates otherwise, the final, temporary, proposed, or proposed and temporary regulations of the Department of Treasury under the Code as such regulations may be changed, from time to time.

“Regulatory Approvals”. Approvals and consents of federal, state, local and other governmental, regulatory and administrative authorities, agencies, boards, departments, bureaus and officials (including, but not limited to, the Commission, the Board, the Board Chairman and the Council) required for a referenced act, action, transaction, status, office or position.

“Related Person”. A party having a relationship to a Member that is described in Regulations Section 1.752-4(b).

“Representative”. A party that succeeds to a Member’s interest following the death of the Member (including a Member acting as a Member by virtue of being a trustee of a trust), entry of an order adjudicating the Member incompetent to manage his person or estate, an “assignment” of the Member’s interest (as defined in Section 7.2), upon the dissolution of a Member, a Credit Event with respect to the Member or some similar event. A Representative includes an executor, administrator, trustee, successor trustee, guardian, receiver, liquidator, conservator, fiduciary, creditor, assignee, transferee, purchaser at foreclosure sale, succeeding joint owner or other co-owner with right of survivorship, heir or successor, and any party to which any proceeds would have to be paid in the event of the exercise of any purchase right or purchase option set forth in Article VIII. Reference in this Agreement to an “affected Member or its Representative” with respect to any particular transaction shall refer to the affected Member and/or any applicable Representative of the affected Member with respect to the subject transaction, as the case may be. Except as otherwise expressly provided in this Agreement, a Representative shall have the status of a Transferee.

“Reserves”. The amount of cash as shall be necessary, or in the opinion of the Managers, advisable for the maintenance by the Company of a sound financial position in accordance with the provisions of Section 5.1.

“Security Assignment”. A collateral assignment, pledge or encumbering of all or any portion of a Member’s interest or Warrant as security for the performance of an obligation.

“Subsidiaries”. All of the Debtors other than Black Gaming, LLC; provided, however, that each such Debtor which was a qualified subchapter Subsidiary for federal tax purposes and which was a corporation for state law purposes shall have been converted into a limited-liability company, and to the extent required under applicable state law, each such Debtor which could not convert into a limited-liability company shall have been merged into a new limited-liability company.

“Substantial Consummation Date”. As defined in the Plan, the day that is the third (3rd) Business Day after the Effective Date (as defined in the Plan) on which (i) no stay of the Confirmation Order (as defined in the Plan) is in effect; (ii) all conditions to the Effective Date have occurred; (iii) all Governmental and Regulatory Authorities (as defined in the Plan) have approved the transactions contemplated by the Plan, including Gaming Authorities (as defined in the Plan) and (iv) all other conditions precedent to substantial consummation of the Plan have been satisfied or waived by Debtors or a Non-Debtor party that has the power to satisfy or waive such conditions.

“Tax Year”. A taxable year of the Company as determined pursuant to Code Section 706, including any short taxable year.

“Transferee”. A party that has or acquires a Member’s interest but has no right to (i) participate in the management of the business and affairs of the Company, (ii) require any information or account of Company transactions, (iii) inspect or obtain any Company books or records or (iv) exercise any options, including any purchase options given and granted in this Agreement. A Transferee’s rights with respect to a Member’s interest are limited to the right to receive a share of Company profits or other compensation by way of income, an allocation of Company profit, gain, loss, deduction and credit and a return of contribution to the extent of the Member’s interest.

“Unit”. The standard of measurement of a Member’s interest in the Company. The number of Units held by each Member as of the effective date of this Agreement are set forth in Exhibit “B” to this Agreement. Members may hold fractional Units, subject to the provisions of this Agreement.

“Warrants”. Warrants for the issuance of FIVE HUNDRED TWENTY-SIX AND 3158/10000 (526.3158) Class B Units struck at an enterprise value of (i) $ 140,000,000 plus (ii) the aggregate amount as of the Effective Date (as defined in the Plan) of accrued and unpaid interest in respect of the Senior Secured Note Facility Claims (as defined in the Plan) less the Cash Payment (as defined in the Plan) made pursuant to the Plan, expiring, if not exercised, on the fifth (5th) anniversary of the Substantial Consummation Date.

“Warrant Holder”. The owner and holder of one or more Warrants.

EXHIBIT “B”

MEMBERS, MEMBER UNITS, MEMBERSHIP PERCENTAGES AND INITIAL CAPITAL CONTRIBUTIONS

MEMBERS NAMES AND ADDRESSES	MEMBER UNITS	MEMBERSHIP PERCENTAGES	INITIAL CAPITAL CONTRIBUTIONS

CLASS A MEMBERS

BLACK MEMBER GROUP

ANTHONY TOTI 950 West Mesquite Boulevard Mesquite, Nevada 89027 [Facsimile No.: (702) 346-6862]	2500 Class A	25%	$4,178,241.00

MICHAEL J. GAUGHAN FAMILY LLC 4021 Meadows Lane Las Vegas, Nevada 89107 [Facsimile No.: (702) 877-9821]	2500 Class A	25%	$4,178,241.00

ROBERT R. BLACK, SR. 950 West Mesquite Boulevard Mesquite, Nevada 89027 [Facsimile No.: (702) 346-6862]	1000 Class A	10%	$1,671,296.00

NEWPORT MEMBER GROUP

NGA AcquisitionCo, LLC 21 Waterway Avenue, Suite 150 The Woodlands, Texas 77381 [Facsimile No.: (713) 559-7499]	4000 Class A	40%	$8,222,222.00

EXHIBIT “C”

Form of Warrant Certificate

[Face]

THIS WARRANT AND THE UNITS ISSUABLE UPON EXERCISE HEREOF HAVE BEEN ISSUED PURSUANT TO THE DEBTORS’ REVISED JOINT PLAN OF REORGANIZATION OF BLACK GAMING, LLC AND ITS SUBSIDIARIES UNDER CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE CONFIRMED IN THE BANKRUPTCY CASES OF BLACK GAMING, LLC AND CERTAIN OF ITS SUBSIDIARIES BY THE UNITED STATES BANKRUPTCY COURT FOR THE DISTRICT OF NEVADA UNDER CASE NUMBER BK-10-13301-BAM (JOINTLY ADMINISTERED). ANY WARRANT UNITS ISSUABLE UPON EXERCISE HEREOF AND ANY INTEREST THEREIN IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY STATE AND LOCAL SECURITIES LAWS AND IS FREELY TRANSFERABLE PURSUANT TO SECTION 1145(A) OF THE BANKRUPTCY CODE. NO WARRANTS AND NO WARRANT UNITS HELD BY A HOLDER MAY BE SOLD, EXCHANGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE TERMS OF THE OPERATING AGREEMENT OF MESQUITE GAMING, LLC AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED AND SUBJECT TO ALL GAMING APPROVALS BEING OBTAINED AND SUBJECT TO THE PROVISIONS OF NEVADA GAMING CONTROL REGULATIONS 15B.110. ACCORDINGLY, THE COMPANY RECOMMENDS THAT POTENTIAL RECIPIENTS OF WARRANTS AND WARRANT SHARES CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES.

No.              Warrants

Warrant Certificate

Mesquite Gaming, LLC

This Warrant Certificate certifies that                     , is the registered holder of Warrants (the “Warrants”) to receive Class B Units (the “Class B Units”), of Mesquite Gaming, LLC (the “Company”). Each Warrant entitles the holder, upon exercise, to receive from the Company on or before 5 p.m. Las Vegas, Nevada time on                     , 20     (unless earlier terminated in accordance with the Warrant Agreement referred to on the reverse hereof),                     Class B Units (“Warrant Units”) upon surrender of this Warrant Certificate, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof. No Warrant may be exercised after the expiration date or termination date as provided in the Warrant Agreement; and to the extent not exercised by such time such Warrants shall become void. Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall, for all purposes, have the same effect as though fully set forth at this place. This Warrant Certificate shall not be valid unless countersigned by Mesquite Gaming, LLC.

IN WITNESS WHEREOF, Mesquite Gaming, LLC has caused this Warrant Certificate to be signed by its                     , each by manual or facsimile signature.

Dated:	MESQUITE GAMING, LLC

By:

1

[Reverse]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring                     , 20     (unless earlier terminated pursuant to the terms hereof) entitling the holder on exercise to receive shares of Class B Units of Mesquite Gaming, LLC (the “Class B Units”), and are issued pursuant to a Warrant Agreement dated as of May 26, 2011 (the “Warrant Agreement”), duly executed and delivered by the Company, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder (as defined in the Warrant Agreement) of the Warrants. A copy of the Warrant Agreement has been made available to the Holder and may be obtained by the Holder hereof upon written request to the Company.

Warrants may be exercised following fulfillment of all conditions to exercise on or before                     , 20    , unless terminated in accordance with the Warrant Agreement. The Holder of the Warrants evidenced by this Warrant Certificate may exercise them following fulfillment of all conditions to exercise by surrendering this Warrant Certificate, with the form of election to acquire set forth hereon properly completed and executed, together with all Gaming Approvals having been obtained in accordance with the Warrant Agreement.

The Holder is subject to certain transfer restrictions with respect to the Units upon exercise thereof. Said transfer restrictions are set forth in the Operating Agreement of the Company and/or the Warrant Agreement.

The Company may deem and treat the Holder as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any Holder to any rights of a member of the Company.

2

EXHIBIT “D”

CAPITAL ACCOUNT AND ALLOCATION PROVISIONS

1. Conformance of Capital Accounts with Code and Regulation Requirements. Notwithstanding any other provision in this Agreement, each Member’s capital account shall be maintained and adjusted in accordance with the Code and the Regulations thereunder, including Regulations Section 1.704-1(b), and appropriate adjustments (if any) to capital accounts permitted by such Regulations in the case of a Member who receives the benefit or detriment of any special basis adjustments under Code Sections 734, 743 and 754. It is intended that appropriate adjustments shall thereby be made to capital accounts to give effect to any income, gain, loss or deduction (or any item thereof) that is specially allocated pursuant to this Agreement. The Managers shall make (i) adjustments necessary or appropriate to maintain equality between the cumulative capital accounts of the Members and the amount of the Company capital reflected on the Company balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-l(b)(2)(iv)(g) and (ii) appropriate modifications if unanticipated events might cause this Agreement not to comply with Regulations Section 1.704-1 (b). A Member which has more than one Member’s interest in the Company may, at the option of the Managers, have all such Member’s interests reflected in a single capital account that reflects all such interests, regardless of the number or Classes of such interests owned by such Member and regardless of the time or manner in which such interests were acquired. Notwithstanding the foregoing or anything else in this Agreement to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise personally obligate any Member to make a capital contribution in excess of the capital contributions set forth in Exhibit “B”.

2. Adjustments to Capital Accounts and Asset Book Values in Accordance with Certain Regulations. Upon (i) the contribution of capital other than 1) an initial capital contribution noted in Exhibit “B” or 2) a contribution of a de minimis nature to the Company by a Member, or (ii) such other event as may result in adjustment of book values of Company assets pursuant to Regulations promulgated under Code Section 704 (including, but not necessarily limited to, liquidation of the Company or a distribution in liquidation or other reduction of a Member’s interest), if the Managers, after consulting with the Accountants, reasonably determine that adjustments in book values of Company assets are necessary or appropriate to reflect the economic interests of all Members in the Company, the Managers shall (i) adjust the book values of Company assets to equal their respective gross fair market values (taking Code Section 7701 (g) into account) and (ii) appropriately adjust the capital account balances of Members to reflect their allocable shares of gains and losses that would be realized by the Company if it were to sell all of its property at its gross fair market value (taking Code Section 7701(g) into account) on the day of adjustment. Following any such adjustments, and following any adjustments to capital accounts made pursuant to Paragraph 3 of this Exhibit “D”, capital accounts shall be adjusted in accordance with Regulations Sections 1.704-1 (b)(2)(iv)(f)(3) and 1.704-1 (b)(2)(iv)(g) for allocations to Members of depreciation, depletion, amortization and gain and loss as computed for book purposes with respect to revalued property. Book depreciation, depletion and amortization with respect to revalued Company property shall be computed in accordance with reasonable methods selected by the Managers after consultation with the Accountants and shall be allocated among the Members in accordance with Sections 4.2 and 4.3. The Members’ allocable shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such revalued property shall be determined so as to take into account variations between adjusted tax basis and book values of such property in accordance with Regulations promulgated under Code Section 704(c).

3. Property Distributions. A Member’s capital account shall be reduced by the fair market value (determined without regard to Code Section 7701(g) and net of any debt assumed or to which the property is subject) of any property distributed by the Company to such Member, whether in connection with a liquidation of the Company or such Member’s interest, or otherwise. Accordingly, capital accounts shall first be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been previously reflected in capital accounts) would be allocated among the Members pursuant to Article IV of this Agreement, if there were a taxable disposition of such property for its fair market value (taking Code Section 7701(g) into account) on the date of distribution.

4. Assignments of Member’s Interests. Upon the assignment of all or any part of a Member’s interest, the assignor’s capital account that is attributable to the assigned interest shall carry over to the assignee. If the assignment of any interest in the Company causes a termination of the Company under Code Section 708(b)(1)(B), capital accounts of the Members shall be adjusted in accordance with Regulations Section 1.704-l(b)(2)(iv)(e) to take into account the constructive distribution resulting from the constructive liquidation of the Company under Regulations Section 1.708-l(b)(l)(iv). The constructive reformation of the Company shall be treated as the formation of a new limited-liability company taxable as a partnership, and the capital accounts of the members of such new limited-liability company shall be adjusted, determined and maintained in accordance with Regulations Section 1.704-l(b)(2)(iv)(d). Profits, gains and losses resulting from any such constructive distribution, constructive reformation and adjustments shall be allocated among the Members as provided in Section 4.4.

5. Adjustments to be Made with Reference to Tax Treatment at Company Level. Except as provided in Paragraph 2 of this Exhibit “D” , adjustments to capital accounts in respect to Company income, gain, loss and deduction (including non-deductible expenditures, and including all items entering into the computation thereof) shall be made with reference to the U.S. federal tax treatment of such items at the Company level, without regard to any requisite or elective tax treatment of such items at the Member level.

6. Losses Resulting in Adjusted Capital Account Deficits. Notwithstanding the provisions of Sections 4.2 and 4.3, losses allocated pursuant to Sections 4.2 and 4.3 shall not exceed the maximum amount of losses that can be so allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of the Tax Year; provided, however, that if one or more, but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of losses pursuant to Section 4.2 or 4.3, the limitation set forth in this Section shall be applied on a Member by Member basis so as to allocate the maximum permissible losses to each Member under Regulations Section 1.704-(b)(2)(ii)(d); further provided that losses in excess of the limitations set forth in the foregoing proviso of this sentence shall be allocated among Members in the manner provided in Sections 4.2 and 4.3.

7. Qualified Income Offset. Notwithstanding the provisions of Section 4.2 and 4.3, if any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1 (b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5) or 1.704-1 (b)(2)(ii)(d)(6), each such Member shall be specially allocated items of income and gain (consisting of a pro rata portion of each item of income and gain for such year) in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made, as if this Section were not in this Agreement.

8. Gross Income Allocation. If any Member has a deficit capital account at the end of any Tax Year, and if the deficit is in excess of the sum of (i) the amount (if any) such Member is or becomes obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(l) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section shall be made only if and to the extent that such Member would have a deficit capital account in excess of such sum after all other allocations provided for in this Article have been made, as if Paragraph 7 of this Exhibit “D” and this Paragraph were not in this Agreement.

9. Non-recourse Deductions. Non-recourse deductions of the Company (as defined in accordance with Regulations Sections 1.704-2(i)(l) and (2) shall be allocated among the Members in percentages equal to their Membership Percentages. Notwithstanding the provisions of Sections 4.2 and 4.3, losses, deductions and Code Section 705(a)(2)(B) items attributable to Member Non-recourse Liability shall be allocated to the Members who bear the economic risk of loss for such debt, pursuant to applicable Regulations.

10. Company Minimum Gain Chargeback. Notwithstanding the provisions of Sections 4.2 and 4.3, if there is a net decrease in Company Minimum Gain for a Tax Year, each Member shall be allocated items of income and gain for that Tax Year equal to that Member’s share of the net decrease in Company Minimum Gain. A Member’s share of the net decrease in Company Minimum Gain is the amount of the total net decrease multiplied by the Member’s Membership Percentage of the Company Minimum Gain at the end of the immediately preceding Tax Year. A Member’s share of any decrease in Company Minimum Gain resulting from a revaluation of Company property equals the increase in the Member’s capital account attributable to the revaluation to the extent the reduction in minimum gain is caused by the revaluation. A Member is not subject to the Company Minimum Gain Chargeback requirement to the extent the Member’s share of the net decrease in Company Minimum Gain is caused by a guarantee, refinancing or other change in the debt instrument causing it to become partially or wholly a recourse liability or a Member Non-recourse Liability, and the Member bears the economic risk of loss (within the meaning of Regulations Section 1.752-2) for the newly guaranteed, refinanced or otherwise changed liability.

11. Member Minimum Gain Chargeback. Notwithstanding the provisions of Sections 4.2 and 4.3, except as provided in Regulations Section 1.704-2(i)(4), if during a Tax Year there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Regulations Section 1.704-2(i)(5)) as of the beginning of that Tax Year shall be allocated items of income and gain for that Tax Year (and, if necessary, for succeeding Tax Years) equal to that Member’s share of the net decrease in the Company Minimum Gain. A Member’s share of the net decrease in Member Minimum Gain is determined in a manner consistent with applicable Regulations. A Member is not subject to this Member Minimum Gain chargeback, however, to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Non-recourse Liability due to a conversion, refinancing or other change in the debt instrument that causes it to become partially or wholly a Company Non-recourse Liability. The amount that would otherwise be subject to the Member Minimum Gain Chargeback is added to the Member’s share of Company Minimum Gain. In addition, rules consistent with those applicable to Company Minimum Gain shall be applied to determine the shares of Member Minimum Gain and Member Minimum Gain Chargeback to the extent provided under the Regulations issued pursuant to Code Section 704(b).

12. Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-l(b)(2)(iv)(m)(2) or Regulations Section 1.704-l(b)(2)(iv)(m)(4), to be taken into account in determining capital accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the capital accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and notwithstanding the provisions of Sections 4.2 and 4.3, such gain or loss shall be specially allocated to the Members in accordance with their Membership Percentages if Regulations Section 1.704-1 (b)(2)(iv)(m)(2) applies, or to the Members to which such distribution was made in the event Regulations Section 1.704-l(b)(2)(iv)(m)(4) applies.

13. Curative Allocations. The allocations set forth in Paragraphs 6 through 12 of this Exhibit “D” (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations under Code Section 704(b). Notwithstanding the provisions of Sections 4.2 and 4.3, the Regulatory Allocations shall be taken into account in allocating other profits, losses and items of income, gain, loss and deduction so that, to the extent possible (consistent with the Regulations), the overall amount of profits, losses and items of income, gain, loss and deduction allocated to each Member is the same as if the Regulatory Allocations had not occurred. Without limiting the generality of the foregoing, but by way of example, if a loss or deduction is allocated among Members in percentages that differ from their respective Membership Percentages by reason of the provisions of Paragraph 6 of this Exhibit “D”, then, to the extent possible (consistent with the Regulations) income or gain up to, but not in excess of, the amount of such loss or deduction shall be next allocated among the same Members in the same percentages as the loss or deduction so that the overall allocations to each Member are the same as if the Regulatory Allocations had not occurred.

14. Recharacterization of Distributions by Internal Revenue Service. If any amount claimed by the Company to constitute a deductible expense in any Tax Year is treated for U.S. federal income tax purpose as a distribution made to a Member in its capacity as a Member of the Company and not a guaranteed payment as defined in Code Section 707(c) or a payment to a Member not acting in its capacity as a Member under Code Section 707(a), then the Member which is deemed to have received such distribution shall first be specially allocated an amount of Company gross income equal to such payment; its capital account shall be reduced to reflect the distribution; and for purposes of Article IV and this Exhibit “D”, Company income and losses shall be determined after making the allocation required by this Paragraph.

EXHIBIT “E”

RECOGNITION AND ATTORNMENT AGREEMENT

In consideration of the acknowledgment and recognition by Mesquite Gaming, LLC, a Nevada limited-liability company (the “Company”), its Members and Managers of an interest of the undersigned in, to or with respect to a Member’s interest in the Company (the “Interest”), together with other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby acknowledges and agrees as follows:

(a) That the undersigned and any and all of the Interest that the undersigned may be acquiring, or that may hereafter be acquired by the undersigned in the Company, shall at all times be bound by and subject to the provisions of the Operating Agreement (the “Agreement”) of the Company as the Agreement may be amended from time to time;

(b) That the undersigned shall be bound by the Agreement, as it may be amended from time to time, with the same effect as if the undersigned was an original party thereto and an original “Member” thereunder;

(c) That the undersigned shall at all times honor, recognize, attorn to and comply with the requirements, terms and conditions of the Agreement as it may, from time to time, be amended;

(d) That the undersigned hereby gives and grants to the Company and the other Members of the Company such rights and options as may be set forth in the Agreement relative to any Interest being acquired by, or which may at any time hereafter be acquired by the undersigned.

DATED this      day of                     , 20    .

(ACQUIRING PARTY)

EXHIBIT “F”

PROMISSORY NOTE

$	Las Vegas, Nevada	,

The undersigned promises to pay to the order of                                          the principal sum of                                          DOLLARS ($        ), together with interest on the unpaid principal balance at the Interest Rate (as defined below) from the date hereof, to be paid in lawful money of the United States of America in five (5) equal annual installments of principal plus interest accrued on the entire unpaid principal balance through the date of payment. The first such installment shall be due one year from the date hereof, with installments to be paid on the same day of each year thereafter until principal and interest have been paid in full.

As used in this Promissory Note, the term “Interest Rate” means a “floating” annual rate of simple interest equal to ONE PER CENT (1%) per annum in excess of the annual rate of interest established from time to time as the “base rate” or “prime rate” by the management of Bank of America Nevada for the guidance of its loan officers, whether or not that rate shall be otherwise published. Interest paid pursuant to this Promissory Note shall be deemed to have accrued hereunder at the Interest Rate in effect on the date of payment. Payments due hereunder shall be applied first to interest and then to principal. Any principal payment made hereunder shall be deemed to apply to the principal payments first becoming due hereunder.

If the undersigned fails to pay any installment due hereunder within ten (10) days of the date that it is due and payable in accordance with the provisions hereof, and should such failure continue thereafter for a period of an additional ten (10) days after the dispatch of a written “Notice of Intent to Accelerate Promissory Note”, mailed to the undersigned by certified mail, return receipt requested, addressed to the undersigned at                     ,                     ,                                  , or at such other address as may be communicated to the holder hereof in writing from time to time by the undersigned, then, in such event, the holder hereof may accelerate the entire unpaid balance of principal and interest then due hereunder. Said Notice of Intent to Accelerate Promissory Note shall specifically state the amount of the installment due, its due date, the date on which the holder shall have the right to accelerate this Promissory Note in accordance with the provisions hereof and the name and address of the party to whom payment should be made.

The undersigned may prepay all or any part of this Note without penalty. Presentment, notice of dishonor and protest are waived by all makers, sureties, guarantors and endorsers hereof.

In the event of any default in the payment of this Promissory Note, and if suit is brought hereon, the prevailing party in said suit shall be entitled to an award of attorneys’ fees from the non-prevailing party, the amount thereof to be determined by the court in said suit.

From time to time, without affecting the obligation of the undersigned or the successors or assigns of the undersigned to pay the outstanding balance of this Promissory Note and observe the covenants of the undersigned contained in this Promissory Note, and without affecting the guarantee of any person or entity for payment of this Promissory Note, without giving notice to or requiring the consent of the undersigned, the successors or assigns of the undersigned or such guarantors, and without liability on the part of the holder hereof, the holder hereof may at the option of said holder, extend the time for payments hereon, release anyone liable on any of the outstanding principal balance, accept a renewal of this Promissory Note, modify the terms and time of payment of said outstanding balance, join in any extension or subordination agreement or agree in writing with the undersigned to modify the rate of interest or period of amortization of this Promissory Note, or change the amount of the installments payable hereunder.

(ACQUIRING PARTY)